UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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2014 PROXY STATEMENT

The Annual Meeting of Stockholders
of Cabot Corporation will be held on
Thursday, March 13, 2014, 4:00 p.m., Eastern Time, at:

Two Seaport Lane, Suite 1300
Boston, MA 02210-2019

January 28, 2014

Dear Fellow Cabot Corporation Stockholders,

        You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 13, 2014, at 4:00 pm, Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts. For your convenience, we will host a live webcast of our Annual Meeting on our website at http://investor.cabot-corp.com.

        At the Annual Meeting, we will ask you to elect four members of our Board of Directors, provide your advisory approval of our executive compensation and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. We will review the Company’s performance during the past year and discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

        Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.

        Thank you for your continued support of Cabot Corporation.

Sincerely,

PATRICK M. PREVOST

President and
Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	March 13, 2014

Time:	4:00 p.m., Eastern Time

Place:	Corporate Headquarters of Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts

Record Date:	You may vote if you were a stockholder of record at the close of business on January 17, 2014.

Voting Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) by Internet, (2) by phone or (3) by mail. You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors and on the compensation of our named executive officers, your shares will not be voted on these matters.

Items of Business	•	To elect four directors, Juan Enriquez, William C. Kirby, Henry F. McCance and Patrick M. Prevost, to the class of directors whose term expires in 2017;

•	To approve, in an advisory vote, our executive compensation;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being sent to stockholders on or about February 3, 2014. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 28, 2014

2014 PROXY STATEMENT

2014 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2014 Annual Meeting of Stockholders (“2014 Annual Meeting” or “the meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Juan Enriquez, William C. Kirby, Henry F. McCance and Patrick M. Prevost to the class of directors whose term expires in 2017 (see page 9);
•	Proposal 2: Advisory approval of our executive compensation (see page 49);
•	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 (see page 54); and
•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the four nominees for director;
•	FOR the advisory approval of our executive compensation (commonly referred to as “say-on-pay”); and
•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

Unless you give other instructions on your proxy card, the persons named as proxy holders will vote in accordance with the recommendations of the Board of Directors.

Who is entitled to vote?

Only stockholders of record at the close of business on January 17, 2014 will be entitled to vote at the 2014 Annual Meeting. As of that date, there were 64,374,176 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

State Street Bank and Trust Company is the trustee of common stock held in the Cabot Common ESOP Fund portion of Cabot’s 401(k) Plan and is the record owner of all of those shares. The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund portion of the Cabot 401(k) Plan and is the record owner of all of those shares. Each trustee is authorized to vote such shares in accordance with instructions from participants in, and the terms of, the Cabot 401(k) Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2014 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 17, 2014 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2014 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1 and 2 are non-routine matters.

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2014 PROXY STATEMENT

About the Annual Meeting (continued)

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1 and 2, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. A nominee will be elected to the Board of Directors if the votes properly cast “for” his election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.
•

Proposal 3 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his re-election at the 2014 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his resignation. The Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. If your shares are held in “street name” in a brokerage account or by a bank or other nominee, you must request a legal proxy from your bank, broker or other nominee and bring that proxy to the meeting to vote in person at the meeting.

Even if you plan to attend the 2014 Annual Meeting, we encourage you to vote your shares by proxy. Most stockholders have three options for submitting their votes by proxy: (1) by Internet, (2) by phone or (3) by mail. If you have received your 2014 Annual Meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your 2014 Annual Meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 13, 2014.

If you hold your Cabot stock in a brokerage account, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voter instruction form carefully.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the 2014 Annual Meeting.

If you hold shares in the Cabot 401(k) Plan or the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote will influence how the trustees of those plans vote those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in either of those plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

2    CABOT CORPORATION

2014 PROXY STATEMENT

About the Annual Meeting (continued)

In order for your instructions to be followed, you must provide instructions for the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 10, 2014 or by voting over the telephone or the Internet by 1:00 a.m., Eastern Time, on March 11, 2014.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or by Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), (3) if your shares are registered in your name, delivering timely notice to the Secretary, Cabot Corporation, 2 Seaport Lane, Suite 1300, Boston, Massachusetts 02210, or (4) attending the meeting and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Corporate Secretary or a representative of Cabot’s Law Department will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2014 Annual Meeting?

We are not aware of any other matters that will be considered at the 2014 Annual Meeting. If any other matters properly arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2014 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6090. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2014 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting

This proxy statement and our 2013 Annual Report on Form 10-K are available at the following Internet address: http://www.cabotcorp.com/2014annualmeeting.

If you received your 2014 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit

www.computershare.com/us/investor to create a login and to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/us/investor to change your delivery preference or call them at (800) 730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

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2014 PROXY STATEMENT

The Board of Directors and its Committees

Our Board of Directors held five meetings in fiscal 2013 and acted by written consent once. Each director attended at least 85% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

The Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating (“Governance”), and Safety, Health and Environmental Affairs (“SH&E”). The following table shows the membership of these committees. The Audit, Compensation, Governance, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of one employee director and three independent directors.

Name	Audit		Compensation		Executive		Governance		SH&E
John S. Clarkeson			X		X		X	*
Juan Enriquez	X								X
Gautam S. Kaji**	X								X
William C. Kirby	X
Roderick C.G. MacLeod	X								X
Henry F. McCance			X	*	X		X
John K. McGillicuddy	X	*					X
John F. O’Brien					X	*	X
Patrick M. Prevost					X
Sue H. Rataj	X								X
Ronaldo H. Schmitz			X						X
Lydia W. Thomas	X								X	*
Mark S. Wrighton			X						X

*	Committee Chair
**	Mr. Kaji submitted his resignation to the Board effective at the 2014 Annual Meeting in accordance with the Board’s retirement policy for non-employee directors.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems and compliance activities.

The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “About Cabot — Governance.” The Audit Committee met fourteen times in fiscal 2013.

4    CABOT CORPORATION

2014 PROXY STATEMENT

The Board of Directors and its Committees (continued)

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.
•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.
•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.

•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “About Cabot — Governance.” The Compensation Committee met five times during fiscal 2013.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting. The Executive Committee did not meet during fiscal 2013.

Governance Committee

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

The specific responsibilities and functions of the Governance Committee are identified in its charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “About Cabot — Governance.” The Governance Committee met four times during fiscal 2013.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and risk management processes.
•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, and site security and safety issues.
•	Safety, health and environmental training initiatives.
•	Cabot’s safety, health and environmental budget and capital expenditures.

The specific responsibilities and functions of the SH&E Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “About Cabot — Governance.” The SH&E Committee met three times during fiscal 2013.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance, and managerial risks which may potentially affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full

CABOT CORPORATION    5

2014 PROXY STATEMENT

The Board of Directors and its Committees (continued)

Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes. The SH&E Committee assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health and environmental programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. Finally, the Governance Committee considers governance and Board and CEO succession planning risks, and evaluates director skills and qualifications to ensure each Committee has directors with the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our “Compensation Discussion and Analysis” (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short and long-term incentive programs. Participants in our long-term incentive program who are not members of the management Executive Committee receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and otherwise the program is consistent throughout the Company. Beyond our corporate short-and long-term incentive programs, substantially all of our facilities outside North America offer annual cash incentive plans.

Our management evaluates the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment is presented to and reviewed by the Compensation Committee. Among the program features evaluated are the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the management Executive Committee; and significant controls for business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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2014 PROXY STATEMENT

Director Compensation

Directors who are Cabot employees do not receive compensation for their services as directors. Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. In reviewing director compensation, the Governance Committee reviews competitive market data to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation.

Cash Compensation

Cash compensation for our non-employee directors consists of an annual retainer of $75,000, plus the following annual amounts for specific roles:

•	$16,000 for serving on the Audit Committee (plus another $25,000 for serving as Chair of the Audit Committee).
•	$7,000 for serving on each of the Compensation, SH&E or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).
•	$110,000 for serving as Non-Executive Chairman of the Board of Directors.

Cash compensation is paid quarterly and, when Committee membership changes during a quarter, is pro-rated to reflect service during the quarter.

Stock Compensation

Under our Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as a portion of his or her compensation for services to be performed in that year. The number of shares awarded is set each year by the Governance Committee. For calendar 2013, the Governance Committee approved an award of shares with a value of $75,000 (1,748 shares) to each non-employee director. The closing price of our common stock on January 11, 2013, the date such shares were granted, was $42.91.

As of January 17, 2014, there were 124,948 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership interest will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel.

Deferred Compensation

Under the Cabot Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in phantom stock units). Mr. Enriquez and Mr. McCance elected to defer receipt of their calendar year 2013 cash compensation and treat the deferred amounts as invested in phantom stock units. Mr. Kirby elected to defer receipt of his calendar year 2013 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2013 was 3.92%.

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2014 PROXY STATEMENT

Director Compensation (continued)

Under the Non-Employee Directors’ Stock Deferral Plan (the “Stock Deferral Plan”), directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the begin-

ning of the year. The rate used to calculate interest during calendar year 2013 was 3.92%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years. Messrs. Enriquez, Kirby, McCance and McGillicuddy and Dr. Schmitz elected to defer their calendar year 2013 stock awards.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
John S. Clarkeson	99,000	75,007	660	174,667
Juan Enriquez	99,250	75,007	610	174,867
Gautam S. Kaji	99,250	75,007	—	174,257
William C. Kirby	92,250	75,007	1,230	168,487
Roderick C.G. MacLeod	99,250	75,007	—	174,257
Henry F. McCance	99,000	75,007	610	174,617
John K. McGillicuddy	128,000	75,007	212	203,219
John F. O’Brien	192,000	75,007	—	267,007
Sue H. Rataj	99,250	75,007	—	174,257
Ronaldo H. Schmitz	89,000	75,007	783	164,790
Lydia W. Thomas	109,250	75,007	—	184,257
Mark S. Wrighton	89,000	75,007	8,107	172,114

1.	Reflects a decrease in the annual retainer for serving on the Audit Committee and for serving as Chair of that Committee that occurred during the fiscal year. The amounts reported in this column for Messrs. Enriquez, Kirby and McCance were deferred under the Deferred Compensation Plan described above.
2.	Reflects the grant date fair value of shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which was January 11, 2013 ($42.91). The stock awards reported in this column for Messrs. Enriquez, Kirby, McCance and McGillicuddy and Dr. Schmitz were deferred under the Stock Deferral Plan described above.
3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation that has been deferred under the Stock Deferral Plan by Messrs. Clarkeson, Enriquez, Kirby, McCance and McGillicuddy and Drs. Schmitz and Wrighton.

8    CABOT CORPORATION

2014 PROXY STATEMENT

Proposal 1 — Election of Directors

Director Qualifications

The Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, qualifications and experience; and recommends nominees for director to the Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflect a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance about Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. We believe that it is valuable to have a diverse Board that is representative of our global business, customers, employees and stockholders. The Governance Committee implements and assesses the effectiveness of this practice by considering each Board member’s professional experience, background, education, skill, age, race, gender and national origin when selecting nominees for director. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Board of Directors

Our Board of Directors currently has thirteen members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Four directors are proposed to be elected at the 2014 Annual Meeting. The terms of Juan Enriquez, William C. Kirby, Henry F. McCance and Patrick M. Prevost expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2017. All of them are current directors, and with the exception of Mr. Kirby, have been elected by stockholders at previous annual meetings. On the recommendation of certain of the non-management directors, and the further recommendation of the Governance Committee, the Board elected Mr. Kirby a director in 2012.

Upon the election of the nominated directors and the resignation of Mr. Kaji in accordance with the Board’s retirement policy for non-employee directors, Cabot’s Board of Directors will have twelve members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2014 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2014 Annual Meeting to serve as a director of the Company, all of the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively.

John S. Clarkeson

Age: 71

Committee Memberships: Compensation, Executive, Governance (Chair)

Director since: 1998

Term of Office Expires: 2016

Business Experience: Mr. Clarkeson is Chairman Emeritus of The Boston Consulting Group, Inc., a management consulting firm, a position he has held since May 2007. Mr. Clarkeson joined The Boston Consulting Group in 1966 and served as Chief Executive Officer from 1986 to 1997, Chairman of the Board of Directors from 1998 to 2003 and Co-Chairman of the Board of Directors from 2004 to April 2007. Mr. Clarkeson also serves as a trustee of Northeast Utilities. In his over forty years of experience with The Boston Consulting Group, Mr. Clarkeson gained significant leadership experience as he partnered with clients worldwide to provide business strategy advice. Among his many qualifications, Mr. Clarkeson brings to the Board substantial management, corporate governance and strategic planning expertise.

Juan Enriquez (Nominee for Election)

Age: 54

Committee Memberships: Audit, SH&E

Director since: 2005

Term of Office Expires: 2014

Business Experience: Mr. Enriquez has served as Chairman of the Board of Directors and Chief Executive Officer of Biotechonomy Ventures, a life sciences research and investment firm, since 2003 and Managing Director of Excel Venture Management, a life sciences investment company, since March 2008. Prior to that, Mr. Enriquez served as Director of the Life Science Project at Harvard Business School from 2001 to 2003. He is also a member of the Board of Directors of various start-up companies. Mr. Enriquez’s background and experience in technology ventures has provided him the opportunity to develop significant expertise in technology, start-up companies, and international business matters, which makes him well qualified to serve on the Board. Mr. Enriquez brings to the Board the extensive leadership experience he gained through his involvement in Biotechonomy Ventures and Excel Venture Management.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

William C. Kirby (Nominee for Election)

Age: 63

Committee Memberships: Audit

Director since: 2012

Term of Office Expires: 2014

Business Experience: Mr. Kirby is the Spangler Family Professor of Business Administration at the Harvard Business School and T.M. Chang Professor of China Studies at Harvard University, positions he has held since July 2008. Since July 2006, he has also been a Harvard University Distinguished Service Professor, Director of Harvard University’s John K. Fairbank Center for Chinese Studies, and Chairman of the Harvard China Fund. A Harvard faculty member since 1992, Mr. Kirby has served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, and Dean of the Faculty of Arts and Sciences. Mr. Kirby also serves on the Board of Directors of The China Fund, Inc., a non-diversified closed-ended management investment company, and The Taiwan Fund, Inc., a diversified closed-ended management investment company. Mr. Kirby brings to the Board his extensive knowledge and experience regarding the business, economic and political environment in China gained during his more than twenty year tenure at Harvard University.

Roderick C.G. MacLeod

Age: 63

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2016

Business Experience: Mr. MacLeod is a Principal of Waverley Investments Ltd., a private equity investment company, a position he has held since co-founding the company in 1999, and a Principal of St. Martins Finance Ltd., a private equity investment company, since co-founding the company in 1985. Prior to his current positions, Mr. MacLeod served as General Manager for Business Development for Adia S.A. (now Adecco S.A.), a human resources company, from 1980 to 1991. Through Mr. MacLeod’s tenure on our Board of Directors, he has developed an extensive knowledge of the Company and the specialty chemicals industry. As a qualified chartered accountant, Mr. MacLeod brings to the Board his expertise in business and accounting and finance matters, which he gained through his substantial experience in private equity.

Henry F. McCance (Nominee for Election)

Age: 70

Committee Memberships: Compensation (Chair), Executive, Governance

Director since: 2005

Term of Office Expires: 2014

Business Experience: Mr. McCance is Chairman Emeritus of Greylock Partners, a private venture capital firm, a position he has held since January 2008. Mr. McCance joined Greylock in 1969 and served as President from 1990 until January 2008 and Chairman of the Board of Directors from 1997 until January 2008. Mr. McCance also served as a member of the Investment Committee of Yale University from 2003 to June 2011. During his tenure with Greylock Partners, Mr. McCance provided significant leadership to the firm’s numerous equity investments and oversaw the firm’s strategic direction, skills which make him uniquely qualified to serve on our Board. He has served on the boards of, and led the firm’s investment in, numerous public and private companies, where he developed substantial expertise with regard to accounting and finance, management, strategic planning and domestic and international markets and business.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

John K. McGillicuddy

Age: 70

Committee Memberships: Audit (Chair), Governance

Director since: 2008

Term of Office Expires: 2015

Business Experience: Mr. McGillicuddy was a partner with KPMG LLP, a public accounting firm, from 1975 until his retirement in 2000. During his tenure with KPMG, he served as an audit partner, SEC reviewing partner and in various management positions. Mr. McGillicuddy is also Chairman of the Board of Directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, and a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. He is a former chairman of the Better Business Bureau of Massachusetts. Mr. McGillicuddy brings to the Board his substantial expertise in accounting and finance matters, which he gained during his more than 25 years of experience in public accounting. In serving on the boards and committees of several public companies, Mr. McGillicuddy has developed significant experience and skills in corporate governance, financial reporting and public company leadership.

John F. O’Brien Non-Executive Chairman of the Board

Age: 70

Committee Memberships: Executive (Chair), Governance

Director since: 1990

Term of Office Expires: 2015

Business Experience: Mr. O’Brien was Chief Executive Officer and President of Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, from 1995 until his retirement in 2002. From 1989 until 2002, Mr. O’Brien also served as President and Chief Executive Officer of First Allmerica Financial Life Insurance Company, Chairman of the Board of Directors of Allmerica Investment Trust and Chairman of the Board of Directors of Allmerica Securities Trust. Mr. O’Brien is also a member of the Board of Directors of LKQ Corporation, a nationwide provider of recycled auto parts; a family of mutual funds managed by BlackRock, an investment management advisory firm; and the lead director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions in the U.S. and worldwide. Mr. O’Brien’s tenure as Chief Executive Officer and President of a Fortune 500 insurance company and significant leadership and management experience provides him with substantial knowledge and skills with respect to strategic planning, accounting and finance, and corporate governance and makes him uniquely qualified to serve as Non-Executive Chairman of the Board. In addition, his service as lead director of The TJX Companies and a member of the boards of LKQ and BlackRock gives him extensive experience in leadership, management and corporate governance matters.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Patrick M. Prevost (Nominee for Election)

Age: 58

Committee Memberships: Executive

Director since: 2008

Term of Office Expires: 2014

Business Experience: Mr. Prevost joined Cabot in January 2008 as President and Chief Executive Officer. Prior to joining Cabot, since October 2005, Mr. Prevost served as President, Performance Chemicals, of BASF AG, an international chemical company. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Before joining BASF in 2003, he held senior management positions at BP and Amoco. Mr. Prevost is a member of the Board of Directors of General Cable Corporation, a global leader in copper, aluminum and fiber optic wire and cable products. Mr. Prevost is also a member of the Board of Directors of the American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels. As Cabot’s President and Chief Executive Officer, Mr. Prevost has a strong understanding of Cabot’s business and is uniquely qualified to serve on the Board of Directors. Mr. Prevost has substantial experience in the chemicals industry, which has provided him with a deep knowledge of technology, international business, strategic planning and manufacturing.

Sue H. Rataj

Age: 57

Committee Memberships: Audit, SH&E

Director since: 2011

Term of Office Expires: 2016

Business Experience: Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, from April 2008 until her retirement in April 2011, with global responsibility for BP’s petrochemicals operations. Prior to that, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Refining and Marketing from July 2007 until April 2008. Ms. Rataj is also a member of the Supervisory Board of Bayer AG, a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. During her tenure with BP, Ms. Rataj gained significant expertise in SH&E and risk management and accounting and finance matters, particularly in the context of a chemicals company. She also brings substantial leadership and management experience to the Board of Directors.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Ronaldo H. Schmitz

Age: 75

Committee Memberships: Compensation, SH&E

Director since: 2001

Term of Office Expires: 2016

Business Experience: Dr. Schmitz was Executive Director of the Deutsche Bank Group and served as a member of the Board of Directors from 1991 until his retirement in 2000. Prior to joining Deutsche Bank AG as Executive Vice President in 1990, Dr. Schmitz served as a member of the Board of Managing Directors at BASF AG, an international chemical company, from 1980 to 1990. Dr. Schmitz is a member of the Supervisory Board of Sick AG, a producer of sensors and sensor solutions for industrial applications in factory, logistics and process automation. He previously served on the boards of GlaxoSmithKline plc, a pharmaceutical and healthcare company, Rohm and Haas Company, now a wholly-owned subsidiary of The Dow Chemical Company, and Legal & General Group plc, a provider of insurance, investment management and financial services. Dr. Schmitz brings his extensive international leadership experience to the Board of Directors. During his tenure at the Deutsche Bank Group, Dr. Schmitz developed a deep understanding of accounting and finance matters and international markets. Dr. Schmitz’s service with BASF AG and Rohm and Haas Company contributed to his extensive knowledge of the chemicals industry. In addition, he has gained particular insight into matters relating to public company oversight from his service on numerous public company boards of directors.

Lydia W. Thomas

Age: 69

Committee Memberships: Audit, SH&E (Chair)

Director since: 1994

Term of Office Expires: 2015

Business Experience: Dr. Thomas has served as a Trustee of Noblis, a nonprofit science, technology and strategy organization, since October 2008 and previously served as President and Chief Executive Officer from 1996 until her retirement in 2007 and as a consultant from October 2007 until October 2008. Prior to Noblis, Dr. Thomas held several executive positions, including Senior Vice President and General Manager, Vice President and Technical Director, at The MITRE Corporation, a not-for-profit organization that provides systems engineering, risk management, research and development, and information technology support to government agencies. Dr. Thomas is a member of the Senior Advisory Board of the Northern Virginia Technology Council, a membership association for the technology community in Northern Virginia, and a member of the Board of Directors of Mueller Water Products, Inc., a manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. She also serves as a member of the Homeland Security Advisory Council to the Secretary of Homeland Security, a Trustee of INOVA Health System, a Trustee of the Washington Mutual Investors Fund and as a member of the Council on Foreign Relations. She previously served as Vice Chair of the Board of Trustees of George Washington University. Dr. Thomas brings her significant leadership experience and accounting and finance skills gained while serving in executive positions at Noblis and The MITRE Corporation to the Board of Directors. During her tenure on the SH&E Committee, Dr. Thomas has demonstrated her expertise in safety and environmental matters. In addition, Dr. Thomas’ substantial knowledge relating to information systems and risk management makes her well qualified to serve as a member of the Audit Committee and Chair of the SH&E Committee.

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2014 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Mark S. Wrighton

Age: 64

Committee Memberships: Compensation, SH&E

Director since: 1997

Term of Office Expires: 2015

Business Experience: Dr. Wrighton has served as Chancellor of Washington University in St. Louis since 1995. Prior to 1995, Dr. Wrighton was a faculty member at the Massachusetts Institute of Technology for 23 years where he served as head of the chemistry department from 1987 to 1990, and as Provost from 1990 to 1995. Dr. Wrighton is a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries, and Corning, Inc., a specialty glass and ceramics company. Dr. Wrighton brings to the Board his extensive scientific knowledge and understanding of complex technology gained during his more than thirty years of experience as a professor, chemist and research scientist. As the chancellor of a major research university, Dr. Wrighton has developed significant management and leadership experience. In addition, Dr. Wrighton’s service on numerous public company boards provides him with a deep understanding of matters relating to public company management and oversight.

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2014 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: director qualifications and independence, Board Committees, director retirement, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “About Cabot — Governance.”

Director Independence

Our Board of Directors, upon the recommendation of its Governance Committee, has determined that each of Cabot’s non-management directors who served as a director during the fiscal year is “independent” under the Board’s director independence standards as detailed in our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all known relationships between the directors and Cabot, the Board concluded that none of the non-management directors who served as directors during the fiscal year had a material relationship with Cabot.

In evaluating and determining the independence of the non-management directors, the Board considered the following:

Mark S. Wrighton is Chancellor of Washington University in St. Louis (“WUSTL”). Since 2006, Cabot Corporation Foundation has made an annual $60,000 contribution to support a scholar in an MBA or PhD program in WUSTL’s McDonnell International Scholars Academy. To qualify for the McDonnell International Scholars Academy, the candidate must have earned an undergraduate degree from a partner research university in Asia and be a candidate for a graduate or professional degree in any program in WUSTL.

While Cabot is able to indicate to WUSTL its candidate preference, WUSTL selects the scholar. It is expected that the scholar will have an opportunity to spend time at Cabot facilities in the United States. Through its association with WUSTL as a founding partner in the development of the Academy, Cabot benefits by having access to the partner research universities and exposure at various times to a talented group of students at the Academy, which may create hiring opportunities for Cabot. In fiscal 2013, the Foundation renewed this support, and pledged to make an annual $60,000 contribution for five years of study by a PhD student. The Board determined that the contributions to WUSTL would not impair Chancellor Wrighton’s independence or judgment given that the total amount contributed by Cabot will be less than 1% of the total contributions made to WUSTL during WUSTL’s 2013 fiscal year. Further, Chancellor Wrighton has no personal interest in, nor receives any personal benefit from, these contributions.

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest (an “interested transaction”).

Under the policy, the following interested transactions have a standing pre-approval from the Governance Com-

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2014 PROXY STATEMENT

Corporate Governance (continued)

mittee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot to pay withholding taxes on vested stock under our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its con-

summation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules, except as described below.

Under our long-term equity incentive program, employees are permitted to satisfy withholding taxes that may be due upon vesting or settlement of shares of time-based and performance-based restricted stock units by having Cabot withhold shares otherwise issuable upon vesting or settlement with a value equal to the withholding tax obligation. These shares are valued at a per share price equal to the closing price of Cabot common stock on the date the units vest or, in the case of performance-based restricted stock units, the units are settled. In accordance with this program, Cabot withheld from each of our named executive officers shares of Cabot common stock to satisfy withholding tax obligations on the time-based restricted stock units that vested on November 13, 2012 and November 12, 2013 (at a per share price of $36.21 and $48.09, respectively) and the performance-based restricted stock units that settled on November 26, 2012 and November 25, 2013 (at a per share price of $36.98 and $48.93, respectively).

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2014 PROXY STATEMENT

Corporate Governance (continued)

The following table shows the dollar value of Cabot common stock Cabot withheld from each named executive officer to satisfy these withholding tax obligations:

Name of Named Executive Officer	Value of Shares Withheld on November 13, 2012	Value of Shares Withheld on November 26, 2012	Value of Shares Withheld on November 12, 2013	Value of Shares Withheld on November 25, 2013
Patrick M. Prevost	$531,527	$881,862	$629,113	$745,987
Eduardo E. Cordeiro	$117,791	$195,291	$147,444	$174,876
David A. Miller	$89,547	$148,438	$101,855	$120,808
Brian A. Berube	$89,113	$145,960	$108,154	$128,246
Sean D. Keohane	$67,749	$145,960	$108,154	$128,246

As described in detail under “Director Independence” above, we have made certain payments to Washington University in St. Louis where Dr. Wrighton is Chancellor. The Governance Committee determined that Dr. Wrighton did not have a direct or indirect material interest in the payments made by Cabot to WUSTL.

Non-Executive Chairman of the Board; Executive Sessions

John F. O’Brien serves as Non-Executive Chairman of the Board. Although our Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chairman of the Board to provide independent leadership of the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time, and as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chairman of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to lead the executive sessions of the non-management directors at Board meetings.

The Non-Executive Chairman of the Board is charged primarily with:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee and, upon invitation, attending committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management and coordinating such officers’ annual performance reviews;
•	working with management on effective stockholder communication; and
•	performing such other duties and services as our Board may require.

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2013, all of our directors attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The code of ethics is posted on our website (www.cabotcorp.com) under the caption “About Cabot — Governance.”

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2014 PROXY STATEMENT

Corporate Governance (continued)

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contacting Cabot’s Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contacting Cabot’s Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance Committee Processes for Director Nominations

Process for Identifying and Evaluating Director Nominees

Generally, the Governance Committee identifies candidates for election to the Board of Directors through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third-party search firms or any other source it deems appropriate. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, management, third-party search firms or other sources.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in our by-laws. Those procedures require a stockholder to notify the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed nominee not less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice to the Secretary should include the following:

•	the candidate’s name, age and address;
•	the candidate’s principal occupation or employment;
•	the class and number of shares of Cabot stock, if any, beneficially owned by the candidate;
•	the name and address of the stockholder as they appear on Cabot’s books;
•	the class and number of shares of Cabot stock directly or indirectly held of record, owned beneficially and represented by proxy by such stockholder as of the date of the notice;
•

any “derivative security” directly or indirectly owned beneficially by the stockholder and any other “pecuniary interest” or “indirect pecuniary interest” in Cabot stock, as such terms are defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;
•

a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the candidate and his or her respective affiliates, associates and others with whom any of them are acting in concert, on the other hand;

•	any other information regarding the candidate or stockholder that would be required to be included in a proxy statement relating to the election of directors; and
•

a statement signed by the candidate confirming that, if elected, he or she will comply with Cabot’s code of ethics, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the directors.

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Corporate Governance (continued)

In addition, any person nominated by a stockholder must complete and submit a questionnaire, in a form available from Cabot upon the request of the stockholder, with the notice described above. If the stockholder holds its shares by or through a nominee, the information required to be provided in the notice shall be provided about the person who has the power to direct the voting and disposition of the shares of Cabot stock and who has a pecuniary interest in such shares in lieu of the stockholder.

Board Retirement Policy

The Board of Directors’ retirement policy for non-employee directors requires each director who is not a Cabot employee to submit his or her resignation to the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. The Board is authorized to make exceptions to this retirement policy for special circumstances involving the company.

The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Board (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

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Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee (referred to as the Compensation Committee or the Committee) has also reviewed and discussed the CD&A with members of management who are involved in the compensation process.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Henry F. McCance, Chair

John S. Clarkeson

Ronaldo H. Schmitz

Mark S. Wrighton

Compensation Discussion and Analysis

To provide context for our executives’ fiscal year compensation, we provide below highlights of Cabot’s performance for our 2013 fiscal year and a brief overview of decisions made with respect to executive compensation in fiscal 2013 and our compensation program. We then describe our compensation philosophy and objectives, the compensation setting process, elements of compensation, compensation earned and paid for fiscal 2013 and other compensation-related policies. For fiscal 2013, our named executive officers (NEOs) are Patrick M. Prevost, our President and Chief Executive Officer, Eduardo E. Cordeiro, our Executive Vice President and Chief Financial Officer, David A. Miller, our Executive Vice President and President, Reinforcement Materials Segment and Americas Region, Brian A. Berube, our Senior Vice President and General Counsel and Sean D. Keohane, our Senior Vice President and President, Performance Materials Segment.

Executive Summary

Our Performance for Fiscal 2013. During fiscal 2013 we strengthened our global leadership position in specialty chemicals and performance materials. Our accomplishments, some of which are highlighted below, reflect our continued efforts to create value for our shareholders.

•	We delivered $2.91 in adjusted earnings per share (adjusted EPS) and delivered a 5% increase in adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as compared to fiscal 2012.
•

We further strengthened our global leadership positions in the industries we serve through our investments in capacity and emerging market expansion. We completed the construction of our new carbon black plant in Xingtai, China, entered into an agreement to acquire the remaining stake in our carbon black joint venture in Mexico (NHUMO), completed our fumed silica expansion in Wales, and opened a new plastics development lab in Shanghai, China.

•

We maintained our strong focus on innovation to maintain our technological leadership and manufacturing excellence and enhance the performance and differentiation of our product. We launched a number of new products for specialty applications such as silicone elastomers, toners, adhesives, and conductive compounds, commercialized new materials to the market through our carbon and graphene-based additives for batteries, continued to improve our energy efficiency and process technology across our manufacturing footprint, and made significant progress in important new product research and development activities.

•

We made substantial progress in our commercial excellence initiative, particularly in Reinforcement Materials and Performance Materials, improving the engagement with our customers and our alignment with their long-term strategies.

•

We continued to perform at world-class levels with respect to safety and environmental performance, and in our legacy Cabot businesses (Reinforcement Materials, Performance Materials and Advanced Technologies) achieved both a record-low total recordable safety incident rate and a record-low number of environmental non-conformances.

•

We achieved several critical milestones in the integration of Purification Solutions that positions the business to achieve long-term success, including improving the segment’s capabilities in safety, health and environmental (SH&E) matters, globalizing the organizational structure and asset management, migrating the business to Cabot’s Enterprise Resource Planning platform, and integrating the research and development resources.

•

We initiated and completed restructuring actions in the Advanced Technologies Segment, focused on the Aerogel and Security businesses, and in the corporate development function. The savings achieved were approximately $10 million. In the year, we also closed our Reinforcement Materials facility in Port Dickson, Malaysia.

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Executive Compensation (continued)

Despite all of these achievements, due to soft market conditions affecting our Reinforcement Materials Segment and Specialty Carbons and Compounds business, and disappointing performance in our Purification Solutions Segment, our financial performance for fiscal 2013 fell short of the aggressive earnings growth objectives we established for our short-term incentive (STI) and long-term incentive (LTI) programs. The payouts made under our STI and LTI programs for the fiscal year reflect this performance.

The bar graphs below depict our performance over the last five fiscal years measured by adjusted EBITDA and adjusted EPS. These are the principal financial performance metrics we use under our STI and LTI plans because they reflect our important near-term and longer-term business and financial goals of improving operating profitability and after-tax profitability. Because our business is capital intensive, we also include a return metric in the terms of our performance-based restricted stock units. In the past, we selected adjusted return on invested capital (adjusted ROIC), but for fiscal 2013 awards we selected adjusted return on net assets (adjusted RONA), which we believe is a better measure of operational effectiveness and more closely aligned with our business metrics. Adjusted EPS, adjusted EBITDA, adjusted ROIC and adjusted RONA are non-GAAP financial measures. Reconciliations to the closest GAAP measure and/or an explanation of how we calculate these measures are contained in Appendix A to this proxy statement.

Highlights of our Fiscal Year 2013 NEO Compensation Decisions. We believe fiscal 2013 compensation appropriately aligned pay and performance. For our named executive officers, more than half of their total direct compensation is performance-based, and not guaranteed. We established aggressive earnings growth objectives for our STI and LTI programs and because our financial results fell short of our expectations in certain respects, the payouts made under our STI and LTI programs for the fiscal year, which are described below, reflect this performance.

Annual Base Salary. Base salary increases from calendar 2012 to 2013 for our named executive officers, other than Mr. Prevost, averaged 3%. At his request, Mr. Prevost did not receive a salary increase in calendar 2013. The increases for the other officers reflected individual job responsibilities, internal equity considerations, competitive market pay practices for the applicable positions, and the individual performance of the executive.

STI Awards. For payments made under the STI program, the portion of the award opportunity based on corporate performance paid out at 52% of target (with a potential payout range of 0-200% of target), as a result of our lower than expected financial performance for the year. The Company’s adjusted EBITDA achievement for fiscal 2013 was just above the threshold performance goal established by the Committee. The balance of the STI awards made to each named executive officer reflected each officer’s strong individual performance and leadership during the year, as well as his contribution to the Company’s successes highlighted above. The total STI award paid for the year to our CEO was 75% of his target award opportunity and the STI awards paid to our other named executive officers were, on average, 68% of their target award opportunities.

LTI Awards and Payouts. Our LTI awards consist of a combination of performance-based restricted stock units (PSUs), time-based restricted stock units (TSUs), and stock options. The value of the awards granted in fiscal 2013 were based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his total direct

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Executive Compensation (continued)

compensation, and internal equity considerations based primarily on each executive’s job responsibilities, effectiveness and experience.

With respect to outstanding PSUs, the percentage of the target award earned for the fiscal 2013 performance year is set forth below. The percent of shares earned reflects achievement of below target for the portions of the awards that were earned based on adjusted EPS and our failure to achieve threshold levels of adjusted ROIC or adjusted RONA performance for the fiscal 2013 performance period.

Outstanding LTI Award	Financial Metrics	% of Target PSU Award Earned based on Fiscal 2013 Performance
Fiscal 2011 Grant	Adjusted EPS; Adjusted ROIC	49%
Fiscal 2012 Grant	Adjusted EPS; Adjusted ROIC	34%
Fiscal 2013 Grant	Adjusted EPS; Adjusted RONA	0%

Characteristics of our Executive Compensation Program and Recent Modifications. Below we highlight certain of our executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do

•

Pay for Performance: We tie pay to performance. The majority of executive pay is not guaranteed. We set clear financial goals for corporate performance and differentiate payments to each of our executives based on individual achievement. In evaluating performance, we assess progress toward our strategic goals relating to margin improvement, capacity and emerging market expansion, portfolio management and new product development, along with other strategic priorities.

•

Balanced Mix of Pay Components: The target compensation mix represents a balance of cash, stock options and restricted stock unit awards, both performance- and time-based, with equity awards vesting over three years.

•	Balanced Approach to Performance-Based Awards:
•	STI and LTI incentive compensation performance targets are tied and heavily weighted to financial metrics that reflect our near- and longer-term business goals.
•	In addition to financial metrics, STI awards are based on an assessment of individual leadership qualities and contributions toward the achievement of business and strategic goals.
•	STI and LTI programs provide for different percentage payouts based on the level of performance.
•	The shares issuable upon vesting of PSUs depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle.
•	Capped Incentive Awards: STI award payouts are capped at 200% of target and PSU payouts are capped at 150% of target.
•	Committee Discretion to Reduce STI Awards: The Compensation Committee retains discretion to reduce STI awards in appropriate circumstances.
•

Stock Ownership Guidelines: We expect our CEO to own equity in Cabot with a value of five times base salary and the other members of the management Executive Committee to own equity in Cabot with a value of three times base salary, in all cases within five years of joining Cabot or becoming a member of the management Executive Committee.

•

Double Trigger: In 2012, we eliminated the automatic single trigger vesting of equity awards upon a change in control for awards granted after March 8, 2012, and awards granted after this date generally will provide for accelerated vesting after a change in control if an employee is also terminated within two years of the change in control (a double trigger).

•	Clawback Policy: We adopted a recoupment policy in 2012 that applies to compensation paid under STI and LTI awards made for fiscal 2013 and thereafter.
•

Modest Perquisites: We provide only modest perquisites to our executive officers that have a sound benefit to the Company’s business, consisting primarily of financial planning services and an executive physical examination.

•

Mitigate Undue Risk: We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of the Company’s compensation programs encourage excessive or unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company, which we validate through our risk assessment of our incentive-based compensation plans each year.

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Executive Compensation (continued)

What We Don’t Do

•	Excise Tax Gross-Ups: In 2012, we eliminated all excise tax gross-up payments.
•	Employment Agreements: We do not have employment agreements for our CEO or other named executive officers.
•	Dividends or Dividend Equivalents on Unvested PSUs: No dividends or dividend equivalents are paid on PSUs during the performance period.
•	Repricing of Underwater Stock Options: We cannot reprice underwater stock options without shareholder approval.
•

Permit Hedging Transactions or Short Sales by the Management Executive Committee or Directors: Our executives and directors are not permitted to engage in any transaction in which they may profit from short-term speculative swings in the value of our securities.

Changes in Retirement Benefits for U.S.-based Employees. A number of changes in the retirement benefits we provide to our U.S.-based employees, which includes all of our named executive officers, became effective on January 1, 2014. These changes, collectively, will reduce the retirement benefits we provide to those employees by approximately 8% of eligible pay. The changes include the expiration of our leveraged Employee Stock Ownership Plan, which expired by its terms on December 31, 2013, and our freezing of the Cash Balance Plan, a defined benefit pension plan, and our Supplemental Cash Balance Plan, a non-qualified supplemental defined benefit plan.

Consideration of Results of Stockholder Advisory Votes on Executive Compensation

At our 2013 Annual Meeting, we conducted an advisory (non-binding) stockholder vote on executive compensation, as required by the Dodd-Frank Act. Over 95% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2013 Proxy Statement. In considering the results of this most recent favorable advisory vote on executive compensation, the Compensation Committee takes note that the Company’s current executive compensation program has been effective in implementing the Company’s stated compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee continues to refine our executive compensation practices in its on-going effort to ensure our executive compensation supports our corporate goals and objectives.

The Compensation Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and continues to provide access for our stockholders who would like to communicate on executive pay directly to the Compensation Committee or the Board. Please refer to “Communicating with the Board” on our website.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our strategy to grow earnings through leadership in specialty chemicals and performance materials. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance, and reflects job complexity and the strategic value of the individual’s position while ensuring long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation program follows these principles:

•	Offer a total compensation and benefits opportunity that is competitive in our industry;
•

Reward executives based on our business performance by closely aligning a meaningful portion of the compensation paid to our executives with the performance of the Company on both a short- and long-term basis;

•	Set challenging performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the financial interests of our executives and our stockholders through equity grants and share retention guidelines.

The Compensation Committee

As discussed under “The Board of Directors and its Committees — Compensation Committee”, on page 5, the Compensation Committee is responsible for all compensation actions related to members of the Company’s Management Executive Committee, which consists of Mr. Prevost and the officers who report directly to him, including our named executive officers. The Compensation Committee’s complete roles and responsibilities are set

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Executive Compensation (continued)

forth in the written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “About Cabot — Governance.”

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. PM&P provides the Committee with advice on a broad range of executive compensation matters. The scope of their services include, but are not limited to, the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;
•	Assessing the relationship between executive compensation and corporate performance;
•

Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

During fiscal 2013, PM&P attended all regularly scheduled meetings of the Compensation Committee.

The Compensation Committee has assessed the independence of PM&P pursuant to SEC rules and concluded that no conflict of interest exists that would prevent PM&P from independently representing the Compensation Committee. The Company did not engage PM&P for any other consulting work in fiscal 2013.

Role of the Chief Executive Officer and Other Officers

Our CEO and our Senior Vice President of Human Resources, working with internal resources as well as PM&P, propose to the Compensation Committee the design of our executive compensation programs and recommend modifications to existing, or the adoption of new, plans and programs. In addition, our CEO recommends to the Committee the performance metrics used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions, the CEO provides his assessment of each named executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO and Senior Vice President of Human Resources and other internal resources review compensation and survey data compiled by PM&P for similarly-situated executives at our peer group of companies that is described below and specific external competitive market data provided by PM&P. Mr. Prevost attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and comparable revenues and market capitalization to Cabot. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness and competitiveness of its executive compensation decisions. The Compensation Committee believes this allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2013 compensation matters our peer group consisted of the following companies:

A Schulman, Inc.	OM Group, Inc.
Albemarle Corporation	PolyOne Corporation
Chemtura Corporation	Rockwood Holdings, Inc.
Cytec Industries Inc.	RPM International Inc.
Eastman Chemical Company	Sigma-Aldrich Corp.
Ferro Corporation	Valspar Corp.
FMC Corporation	W.R. Grace & Co.
H.B. Fuller Company

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Executive Compensation (continued)

In preparation for the 2014 executive compensation review season and the decisions that the Compensation Committee made and will make with respect to 2014 compensation, the Compensation Committee reviewed the peer group companies and added Celanese Corporation and Ashland Inc. to situate Cabot’s revenue closer to the median of the peer group. We also removed Ferro Corporation in light of its anticipated acquisition by A. Schulman.

The Compensation Committee and management also consider compensation survey data. The survey data used is based on information reported in various Towers Watson and Mercer Human Resources Consulting surveys. For positions where peer group and survey data are available, the data is averaged to also provide a market composite perspective for compensation other than long-term incentive compensation.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining our named executive officer’s total compensation opportunity:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	employee retention and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations; and
•	external competitiveness.

The Compensation Committee has targeted our named executive officer’s base salaries and target STI opportunities generally at the mid-market of the benchmarking data and target LTI award values generally at the 65th percentile of the benchmarking data. The actual compensation for each named executive officer may be above or below the officer’s target compensation opportunity and above or below the intended market level depending largely on the degree to which Company and individual performance objectives are achieved.

At least annually the Compensation Committee reviews tally sheets that detail all elements of our named executive officer’s compensation and benefits for the current and immediately prior fiscal years, as well as a projection of compensation for the upcoming year. The tally sheets currently include the officer’s base salary, STI awards, the value of LTI awards at the time they were awarded, any unrealized gain on unvested LTI awards at the end of the fiscal year, dividends or dividend equivalents paid on unvested time-based restricted stock unit awards, the value of accrued benefits under the Cabot retirement plans, the value of health, disability and life insurance and of financial planning assistance, and amounts payable upon termination of employment, including upon a change in control. The tally sheets are provided to the Committee as a means to review the total compensation and benefits package and the impact of compensation decisions. The Compensation Committee made no changes to the current compensation program or any individual named executive officer’s proposed compensation for fiscal 2013 in light of the information set forth in the tally sheet.

Each November, the Compensation Committee (i) determines any adjustments to base salaries, with any adjustment made to be effective the following January, (ii) sets corporate performance metrics applicable to the STI and LTI programs for the new fiscal year, (iii) grants LTI awards, and (iv) establishes compensation goals and maximum payment levels under the Short-Term Incentive Compensation Plan (the “STI Plan”) for the new fiscal year for each named executive officer. The annual compensation process also concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against criteria set for the just-concluded performance period and also evaluates each executive officer’s performance and on this basis determines amounts payable or earned under the STI or LTI program, as applicable.

Developing Company Performance Metrics

The performance metrics we set support our short- and long-term business plans and strategies. In fiscal 2013, we continued to use three different financial metrics to promote well-rounded Company and management performance. For our STI awards, we continued to use adjusted EBITDA as the principal financial performance metric, and for our restricted stock unit awards, we continued to use adjusted EPS as the principal financial performance metric because they reflect our important near-term and longer-term business and financial goals of improving operating profitability and after-tax profitability. Because our business is capital intensive, we believe it is appropriate to include a return metric as one of our financial performance measures. Accordingly, in the past we have used adjusted ROIC as a performance metric for our restricted stock units. In fiscal 2013, we changed this return metric to adjusted RONA, which we believe is a better measure of operational effectiveness and more closely aligned with our business metrics.

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Executive Compensation (continued)

In setting our short and long- term performance targets, we begin with our annual and long-term business plans and consider other factors including our past variance to targeted performance, economic and industry conditions and industry sector performance. We set challenging, but realizable, goals, including those that are realizable only as a result of exceptional performance, for the Company and our executives to drive the achievement of our short- and long-term objectives. We recognize that the metrics we use may need to change over time to reflect new priorities and business circumstances. Accordingly, we expect to continue to reassess the performance metrics annually.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, short-term incentive bonuses, and long-term incentive compensation. As illustrated in the accompanying chart, in fiscal 2013, more than 50% of total direct compensation to the named executive officers was performance-based and not guaranteed. The charts below show the compensation opportunity provided to our NEOs for fiscal 2013, as well as the mix between long- and short-term compensation and at-risk and not at-risk compensation.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base level of cash compensation. Base salaries for the named executive officers are individually determined by the Compensation Committee after consideration of:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	employee retention and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations;
•	external competitiveness of the officer’s base salary and overall total compensation; and
•	individual performance.

There have generally been three situations that may warrant an adjustment to base salary: annual merit increases; promotions or changes in role; and market adjustments. The Committee considers base salary merit increases for our executive officers, including the named executive officers, annually, based on the factors discussed above. The

Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

Base Salary Adjustments for 2013

Each of our named executive officers, other than Mr. Prevost, received a merit increase in January 2013. At his request, the Committee did not provide Mr. Prevost with a merit increase in January 2013. The Committee believed the merit increases for each of the other named executive officers were appropriate based on their responsibility, internal equity considerations, and their individual performance. The salary increases also reflected market adjustments. As noted above, the Committee has a strategy of targeting salaries, over time, at the 50th percentile of the benchmarking data. Our base salaries, on average, have been below this level and the increases were made, in part, to recognize successful performance during fiscal 2012 and the gap between the market data and the individual’s base salary. Base salary increases from January 2012 to January 2013 for our named executive

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Executive Compensation (continued)

officers, other than Mr. Prevost, averaged 3%. Mr. Prevost’s base salary level beginning January 2013 was at the 40th percentile of the market composite data and the base salary levels of our other named executive officers beginning January 2013, on average, were at the 40th percentile of the market composite data.

Short-Term Incentive Compensation

We provide annual STI awards to drive the achievement of key business results and to recognize individuals based on their contributions to those results. Our STI Plan includes a maximum amount for awards that can be paid to our CEO and the other named executive officers. For fiscal 2013, the Committee determined the amount of the annual incentive awards that would be paid to the named executive officers, which was less than the plan maximum, based on the achievement of pre-established corporate and individual goals, as described below.

Each named executive officer has an annual target incentive opportunity under the STI Plan, which is expressed as a percentage of base salary (100% for Mr. Prevost and 60% for the other named executive officers). The actual short-term cash incentive paid can range from 0% to 200% of the target opportunity, with 70% of an executive officer’s award based on the degree to which pre-established corporate performance goals are achieved and 30% based on his individual performance and achievements.

We continued to use adjusted EBITDA, which measures our operating profitability, and thus, reflects an important near-term business goal, to measure corporate performance for determining payouts for fiscal 2013. Threshold, target, stretch, and maximum goals for adjusted EBITDA were established by the Committee at the beginning of the fiscal year. The percent of the corporate bonus oppor-

tunity that is payable on the basis of our corporate performance is as follows:

Degree of Performance Achieved	Percent of Corporate Goal Opportunity Payable
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	125%
Maximum	200%

The payout on performance between the nearest reference points is interpolated on a straight line basis. Even if the threshold adjusted EBITDA goal is achieved, the Committee nonetheless retains discretion to decrease the amount of the awards based on our level of achievement of other corporate goals in the areas of safety and environmental performance and with respect to customers and innovation.

At the beginning of the fiscal year, the Compensation Committee, with input from the other independent directors, establishes the personal objectives for our CEO, and each executive develops with the CEO his personal objectives for the year. In assessing each executive’s individual performance, the Committee considers the officer’s personal achievements, including his achievements against his personal objectives, as well as his individual contributions to the management team, leadership and management of his business, region or function. The Committee does not assign specific numerical weightings or ratings to the individual goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of the STI program. Ultimately, the determination of the payout of the portion of the total bonus paid for individual performance is based on the judgment of the CEO and the Committee after reviewing all factors, with the final determination made by the Committee.

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Executive Compensation (continued)

STI Awards for Fiscal 2013

The fiscal 2013 STI payout properly aligned annual executive pay with the Company’s fiscal 2013 financial performance, consistent with the plan’s role in our overall compensation mix. Even though we delivered a 5% increase in adjusted EBITDA as compared with 2012, our performance fell short of our aggressive earnings growth objectives that underpinned our performance goals, and our plan payout reflects this. The adjusted EBITDA targets for the fiscal 2013 STI awards and our actual adjusted EBITDA performance were as follows:

Fiscal 2013 Short-Term Incentive Plan Company Targets and Results

	Threshold Level	Target Level	Stretch Level	Maximum Level	Fiscal 2013 Results	Percent Payout
Adjusted EBITDA	$525 million	$625 million	$657 million	$750 million	$529 million	52%

The corporate performance payout of 52% of target, reflecting adjusted EBITDA of $529 million for the 2013 fiscal year, compares to a 128% payout on the basis of our corporate performance for the STI awards made for fiscal 2012. Overall, the STI bonuses paid to our named executive officers for fiscal 2013 were, on average, 69% of their target awards, largely as a result of our performance against our adjusted EBITDA goals. This represents, on average, an approximate 48% year-over-year reduction in the percent payout for our named executive officers.

The following STI awards were made to the named executive officers for fiscal 2013:

Name	Fiscal 2013 Target STI Value	Fiscal 2013 STI Award
Patrick M. Prevost	$990,000	$746,000
Eduardo E. Cordeiro	$288,000	$218,000
David A. Miller	$237,000	$143,000
Brian A. Berube	$222,000	$144,000
Sean D. Keohane	$228,000	$158,000

These awards also reflect each officer’s contribution to the Company’s overall financial performance and excellent execution on our strategic goals, which have improved our commercial and operational capabilities. The individual accomplishments of each of our named executive officers are highlighted below.

Patrick M. Prevost, President and Chief Executive Officer:

•

We further strengthened our global leadership positions in the industries we serve through our investments in capacity and emerging market expansion that we believe will enhance our long-term competitiveness. We also achieved record financial performance in our Advanced Technologies Segment.

•	Under Mr. Prevost’s leadership, we continued to improve the application of our value pricing strategies and to implement our commercial excellence platform.
•

We accelerated our new product development activities in all of our segments. We launched a number of new products for specialty applications such as silicone elastomers, toners, adhesives, and conductive compounds, commercialized new materials to the market through our carbon and graphene-based additives for batteries, continued to improve our energy efficiency and process technology across our manufacturing footprint, and made significant progress in important new product research and development activities.

•

We initiated and completed restructuring actions in our Advanced Technologies Segment, focused on the Aerogel and Security businesses, and in our corporate development function. The savings achieved were approximately $10 million. In the year, we also closed our Reinforcement Materials facility in Port Dickson, Malaysia.

•

Mr. Prevost oversaw our achievement of several critical milestones in the integration of Purification Solutions that prepares the business to achieve long-term success, including improving the segment’s SH&E capabilities, globalizing the organizational structure and asset management, migrating the business to Cabot’s ERP platform, and integrating the research and development resources. He also successfully reorganized the leadership structure of this business.

•	We successfully undertook and completed a new modern branding concept.
•	Mr. Prevost successfully directed activity to ensure that our balance sheet continues to be strong and consistent with our longer term financial requirements.
•	We achieved record safety and environmental performance in our legacy businesses (Reinforcement Materials, Performance Materials and Advanced Technologies).

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Executive Compensation (continued)

Eduardo E. Cordeiro, EVP and Chief Financial Officer:

•

With Mr. Cordeiro’s disciplined financial focus, we maintained a strong cash flow and balance sheet, we delivered approximately $150 million in cash from a net working capital reduction initiative, we undertook in the second half of the year, and implemented a commercial paper program as an alternative short-term funding source to traditional bank lending, significantly reducing our borrowing costs.

•

Mr. Cordeiro continued to provide strong guidance to our corporate strategy and business development efforts, including with respect to our NHUMO transaction, and oversaw the integration of Purification Solutions.

•

Under Mr. Cordeiro’s direction, the Information Technology organization completed a number of important IT projects, including implementing a new management reporting system and migrating Purification Solutions to Cabot’s ERP system. In addition, Mr. Cordeiro oversaw the implementation of our new corporate brand.

David A. Miller, EVP and President, Reinforcement Materials Segment and Americas Region:

•

Under Mr. Miller’s direction, we further increased our global carbon black manufacturing capacity, increasing the Company’s competitiveness. Specifically, we completed the construction of our third carbon black plant in China, and entered into an agreement to acquire NHUMO.

•

Under Mr. Miller’s leadership, Reinforcement Materials continued to implement energy recovery and process technology improvements at several of our carbon black plants that improve operating performance and energy efficiency, reduce manufacturing costs, and enable improvements in environmental performance.

•

Under Mr. Miller’s direction, we raised our leadership in sustainability by becoming the first carbon black manufacturer to settle with the U.S. Environmental Protection Agency in connection with USEPA’s initiative focused on the carbon black industry, and under this settlement will be installing advanced technology controls and continuous emission monitoring systems at our carbon black facilities in the U.S., demonstrating our commitment to remaining a reliable, long-term partner for our customers.

Brian A. Berube, SVP and General Counsel:

•	Mr. Berube is a trusted advisor to the Board and members of the Management Executive Committee. He continued to provide strong support to our Board on corporate governance matters, and sound legal advice to the Company on our corporate strategy and business development efforts. Mr. Berube continued to play a leadership role with respect to our compliance programs, which included enhancements to our anti-bribery training program.

•	Mr. Berube continued to provide strong legal guidance and support to our M&A and other strategic activities, including in respect of our acquisition of NHUMO.
•

Under Mr. Berube’s leadership, the Law Department provided strong legal support to our businesses, particularly in the negotiation of important commercial arrangements and in the settlement with USEPA.

Sean D. Keohane, SVP and President, Performance Materials Segment:

•

Under Mr. Keohane’s leadership, the Performance Materials Segment launched a number of new, differentiated products for specialty applications such as silicone elastomers, toners, adhesives, and conductive compounds that enhance the performance of our customers’ products. We also commercialized new materials to the market through our carbon and graphene-based additives for batteries.

•

Mr. Keohane continued to play an instrumental role in the development and implementation of the Company’s commercial excellence initiatives. These initiatives, which in the Performance Materials Segment included value pricing actions, joint development with customers and marketing actions to better improve our understanding of our customers’ needs, will improve operating results and are critical to the Company’s long-term competitiveness.

•

Under Mr. Keohane’s direction, we expanded our fumed silica manufacturing capacity in Wales, allowing us to further extend our long-term partnership with Dow Corning. Our FMO business reported record financial results in fiscal 2013, including a 14% volume improvement over fiscal 2012 and strong business performance from the successful commercialization of our new capacity in China that came on line in late 2012.

Long-Term Incentive Compensation

We provide our named executive officers with long-term incentive awards to promote retention, to incent sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by tying the executive’s realized compensation to stock price changes during the performance and

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Executive Compensation (continued)

vesting periods. The award value for equity awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations based primarily on each executive’s job responsibilities, effectiveness and experience. The Committee also considers current competitive market information for a general understanding of competitive equity compensation practices and the impact of the grants on equity incentive plan share usage, share dilution, the Company’s compensation expense and employee retention concerns.

When making LTI awards, the Compensation Committee first determines the total value of the award, and then delivers that value in three components: performance-based restricted stock units representing 35% of the value of the award, stock options representing 35% of the value of the award, and time-based restricted stock units representing 30% of the value of the award. Performance-based restricted stock units reward performance and the execution of our goal to deliver year-over-year growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. Time-based restricted stock units encourage employee retention by providing some level of value to executives who remain employed for three years. Restricted stock units also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. The multi-year vesting conditions applicable to all of these awards also encourage employee retention. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance, our stock price appreciation and market dynamics. The principal terms of these awards are described below.

Performance-based restricted stock units

The units issued in our performance-based restricted stock unit awards are allocated evenly into three one-year performance periods within the three year vesting period of the award. When the awards vest, the number of shares issuable, if any, will depend on the degree of achievement of corporate performance metrics for each year within the three-year vesting period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% and 150% of the number of stock units allocated to each annual portion of his award. Threshold, target, and maximum goals were established for these metrics for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable for a particular year when the award vests in accordance with the following payout curve.

Degree of Performance Achieved	Percent of Shares Issuable With Respect to Each Metric
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. In valuing performance-based restricted stock units for purposes of determining the amount to be granted, the Committee assumes that the Company will achieve target performance against the financial goals.

The two financial metrics we have used to measure corporate performance since we began granting performance-based restricted stock units have been adjusted EPS, with a 65% weighting, and adjusted ROIC, with a 35% weighting. In fiscal 2013 we changed the return metric to adjusted RONA, which we believe is a better measure of operational effectiveness and is more closely aligned with our business metrics. At the same time, we changed the weightings of the metrics, increasing the weighting of adjusted EPS to 80% and weighing adjusted RONA 20%.

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They vest over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

Time-based restricted stock units

Time-based stock units vest in their entirety at the end of three years. During the restricted period, participants receive dividend equivalents, in cash, on each restricted

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Executive Compensation (continued)

stock unit when and if dividends are declared and paid on the Company’s outstanding shares of common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership. When the stock units vest, they are converted to shares of Cabot common stock.

LTI Awards for Fiscal 2013

The aggregate values of the LTI awards made for fiscal 2013 are set forth in the table below.

Name	Fiscal 2013 LTI Award Value
Patrick M. Prevost	$3,800,000
Eduardo E. Cordeiro	$1,000,000
David A. Miller	$800,000
Brian A. Berube	$700,000
Sean D. Keohane	$750,000

The number of time-based restricted stock units, stock options, and performance-based restricted stock units issued to reflect the foregoing award values are included in the compensation tables that follow this discussion. The values of the performance-based restricted stock units reflected in the table above assume performance at the target level.

Performance-Based Restricted Stock Units Earned on Outstanding Awards on the Basis of Fiscal 2013 Performance

The number of shares earned under our performance-based restricted stock units on the basis of our fiscal 2013 performance properly aligned executive pay with that performance, consistent with the role of these awards in our overall compensation mix. In each year, the threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

Our adjusted EPS performance for fiscal 2013 fell short of the aggressive earnings growth objectives that underpinned our LTI program, and our adjusted ROIC performance has been negatively affected by the additional debt we issued to fund our acquisition of the Norit activated carbon business. Our plan payouts reflect these facts.

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Executive Compensation (continued)

The following tables show the financial goals and their relative weighting that the Committee set for the fiscal 2013 performance period of the fiscal 2011, 2012, and 2013 awards, our degree of attainment of these goals and the percent of the awards earned. As the performance targets for the fiscal 2013 performance period of these awards were established at a different period, they each reflect the long-term goals in place when the awards were granted.

Company Targets and Results for Year Three of Performance-Based Restricted Stock Units granted for Fiscal 2011 (2011-2013)

	Threshold Level	Target Level	Maximum Level	Fiscal 2013 Results	Percent Earned
Adjusted EPS (65%)	$2.45	$3.35	$4.25	$2.91	76%
Adjusted ROIC (35%)	11%	13%	16%	7.5%	0%
Composite					49%

Company Targets and Results for Year Two of Performance-Based Restricted Stock Units granted for Fiscal 2012 (2012-2014)

	Threshold Level	Target Level	Maximum Level	Fiscal 2013 Results	Percent Earned
Adjusted EPS (65%)	$2.85	$3.85	$4.85	$2.91	53%
Adjusted ROIC (35%)	10%	14%	18%	7.5%	0%
Composite					34%

Company Targets and Results for Year One of Performance-Based Restricted Stock Units granted for Fiscal 2013 (2013-2015)

	Threshold Level	Target Level	Maximum Level	Fiscal 2013 Results	Percent Earned
Adjusted EPS (80%)	$3.00	$3.90	$4.80	$2.91	0%
Adjusted RONA (20%)	10%	12%	15%	9.3%	0%
Composite					0%

Risk Assessment

We believe our approach of setting goals based on multiple performance criteria, setting of targets with payouts at multiple levels of performance, capping payments under our STI program and for our performance-based restricted stock units, evaluating performance results and having discretion to reduce the amount of an STI award assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, we use different financial metrics to determine award amounts under our STI and LTI programs. Although the corporate performance metrics that determine payouts under these programs for certain business segment leaders are based in part on the achievement of business segment metrics, the metrics that determine payouts for our named executive officers are Company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of Cabot and our shareholders as a whole. Our Compensation Committee reviews and approves the design, goals and payouts under our STI and LTI plans and approves each named executive officer’s compensation. In addition, the Committee retains discretion to reduce STI awards in appropriate

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Executive Compensation (continued)

circumstances. The mix of types of equity awards used under our long-term incentive program also mitigates risk. Further, to reduce the likelihood of inappropriate risk-taking and to account for the time horizon of risk, we have a share ownership policy, capped payments under our annual STI program and our performance-based restricted stock units and impose multi-year vesting on our equity awards. We monitor the risks associated with our executive compensation programs on an on-going basis. In May 2013, management presented the Committee with the results of a study it conducted of our compensation programs to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

To further align the interests of our executives and our stockholders, in November 2008 we adopted share ownership guidelines for members of our management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company of five times base salary, and each other officer who reports directly to the CEO to own equity of three times base salary. Officers who were members of the Executive Committee at the time these guidelines were adopted were expected to achieve these ownership levels by November 2013, five years after their adoption. All of those officers have achieved these levels. New members of the Executive Committee are expected to achieve these ownership levels within a five-year period. The Compensation Committee reviews compliance with these guidelines on an annual basis.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as our STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under the securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engages in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon vesting of restricted stock units occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

The named executive officers participate in the full range of benefits and are covered by the same retirement plans and on the same terms as provided to all full-time U.S. salaried employees (with certain exceptions for employees covered by collective bargaining agreements and, prior to January 2014, for most of the employees who work in the Purifications Solutions Segment, who until that time continued to have retirement benefits that were provided to them prior to our acquisition of Norit). In addition, our named executive officers and certain other eligible employees are eligible to participate in and/or receive benefits under a Deferred Compensation Plan, a Death Benefit Protection Plan and a Senior Management Severance Protection Plan. These plans are described in the footnotes that accompany the compensation tables that follow this Compensation Discussion and Analysis.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on Cabot’s business.

Employment Arrangements

Our named executive officers each serve without an employment agreement and their compensation is set by the Compensation Committee as described above.

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Executive Compensation (continued)

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for the performance-based restricted stock units, which are measured on a fiscal year basis. The November meeting usually occurs two weeks following our release of earnings for our fourth fiscal quarter. The Compensation Committee determines the exercise price of options, which is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, the Committee makes equity awards outside of the annual grant program for recruiting or retention purposes. These awards are effective on the later of the Compensation Committee approval of the grant or the date the employee’s employment commences. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

Hedging Policy

The Company has a policy that prohibits executives and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our com-

pensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its Chief Executive Officer and any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.” The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m). For fiscal 2013, our stock options and STI payments to those officers were intended to be tax-deductible compensation under Section 162(m). Our restricted stock units, as currently structured, are not considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. Therefore, the value of those equity awards at the time they vest or are settled, in combination with the amount of salary and certain other elements of compensation, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer, is not tax deductible by us.

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Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for Patrick M. Prevost, our Chief Executive Officer; Eduardo E. Cordeiro, our Chief Financial Officer; and the other three most highly compensated executive officers who were serving as executive officers as of September 30, 2013, the last day of our most recently completed fiscal year (collectively, the “named executive officers”). A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 21.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Patrick M. Prevost	2013	990,000	2,379,793	1,330,420	746,000	106,479	229,106	5,781,798
President and CEO	2012	967,500	2,312,991	1,295,110	1,333,000	161,497	257,754	6,327,852
	2011	887,500	2,710,845	1,119,537	1,300,000	121,729	368,843	6,508,454
Eduardo E. Cordeiro	2013	476,250	626,245	350,101	218,000	8,134	105,828	1,784,558
Executive Vice	2012	453,750	562,593	315,021	376,000	108,304	115,689	1,931,357
President and CFO	2011	412,500	471,272	262,389	372,000	44,589	104,706	1,667,456
David A. Miller	2013	392,500	500,989	280,079	143,000	18,250	84,779	1,419,597
Executive Vice President and President, Reinforcement Materials Segment and Americas Region	2012 2011	382,500 371,250	500,068 471,272	280,020 262,389	297,000 322,000	44,507 33,482	95,579 83,655	1,599,674 1,544,048
Brian A. Berube	2013	367,500	438,361	245,067	144,000	4,680	85,512	1,285,120
Senior Vice President and General Counsel	2012 2011	357,500 346,250	406,329 345,593	227,519 192,420	271,000 273,000	89,038 38,393	88,919 95,730	1,440,305 1,291,386
Sean D. Keohane	2013	377,500	469,642	262,580	158,000	—	92,230	1,359,952
Senior Vice President and President, Performance Materials Segment	2012 2011	365,000 343,750	468,822 345,593	262,520 192,420	305,000 298,000	68,771 28,778	95,161 97,630	1,565,274 1,306,171

1.	We review base salaries annually and any changes are effective in January of the following calendar year. The amounts reported in this column reflect salary earned during the fiscal year and, accordingly, reflect salaries effective for more than one calendar year.
2.	The amounts reported in this column reflect the aggregate grant date fair value for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant, less a discount in the case of performance-based restricted stock units as these awards do not receive dividends or dividend equivalents until they vest. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. Time-based restricted stock units carry the right to receive dividends, if and when paid on our common stock. The grant date fair value of awards subject to performance conditions assumes that the target level of performance is achieved. For fiscal 2013, these amounts are as follows: Mr. Prevost: $1,239,808; Mr. Cordeiro: $326,267; Mr. Miller: $261,007; Mr. Berube: $228,377; and Mr. Keohane: $244,676. If the maximum level of performance were to be achieved for these awards, the grant date fair value of awards subject to performance conditions for fiscal 2013 would be as follows: Mr. Prevost: $1,859,712; Mr. Cordeiro: $489,417; Mr. Miller: $391,527; Mr. Berube: $342,566; and Mr. Keohane: $367,013.
3.	The amounts reported in this column reflect the aggregate grant date fair value for stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2013.
4.	The amounts reported in this column consist of:
a.

The aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the plans in which he participates as follows: Mr. Prevost: $101,169 in 2011, $140,022 in 2012 and $66,411 in 2013; Mr. Cordeiro: $39,686 in 2011, $102,590 in 2012 and $(23,722) in 2013; Mr. Miller: $29,282 in 2011, $39,778 in 2012 and $12,558 in 2013; Mr. Berube: $33,490 in 2011, $83,917 in 2012 and $(20,885) in 2013; and Mr. Keohane: $28,778 in 2011, $68,771 in 2012 and $(9,586) in 2013. Cabot uses a pension plan

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Executive Compensation (continued)

measurement date of September 30 in accordance with Financial Accounting Standard No. 158 (“Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R)”). In accordance with SEC rules, the change in the actuarial present value for each named executive officer’s accumulated pension benefits has been measured from October 1st to September 30th for each fiscal year, and, when such amounts are negative, they are not reflected in the sum reported in the column.
b.	Above-market interest (the portion exceeding 120% of the applicable long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Prevost: $20,560 in 2011, $21,475 in 2012 and $40,068 in 2013; Mr. Cordeiro: $4,903 in 2011, $5,714 in 2012 and $8,134 in 2013; Mr. Miller: $4,200 in 2011, $4,729 in 2012 and $5,692 in 2013; and Mr. Berube: $4,903 in 2011, $5,121 in 2012 and $4,680 in 2013.

5.	The table below identifies the amounts shown for fiscal 2013 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to Retirement Savings Plan ($)(a)	Company Contributions to Supplemental Retirement Savings Plan ($)(a)	Financial Planning and Tax Assistance ($)	Other ($)(b)	Total ($)
P.M. Prevost	34,744	166,298	25,626	2,438	229,106
E.E. Cordeiro	35,018	56,089	13,521	1,200	105,828
D.A. Miller	35,792	35,220	10,328	3,439	84,779
B.A. Berube	36,019	35,643	12,924	926	85,512
S.D. Keohane	35,928	39,089	12,812	4,401	92,230

a.	The Retirement Savings Plan and Supplemental Retirement Savings Plan are defined contribution plans and are described under the heading “Nonqualified Deferred Compensation” beginning on page 43.
b.	Includes the amount paid by Cabot for an annual physical exam for Messrs. Miller and Keohane; and the cost to Cabot of providing each named executive officer with a death benefit under our Death Benefit Protection Plan equal to three times their base salary at the time of their death, up to a maximum benefit of $3,000,000. This premium is paid to the life insurance carrier.
The table does not include any amounts for use of sports tickets by the named executive officers because no incremental costs were incurred by Cabot. Cabot purchases season tickets to sporting events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

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Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports all plan-based awards granted to the named executive officers during fiscal 2013. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Short-Term Incentive Compensation” on page 28 and “Compensation Discussion and Analysis — Long-Term Incentive Compensation” on page 30.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.M. Prevost
Time Based Restricted Stock Unit (“RSU”)	11/09/12	—	—	—	—	—	—	32,340	—	—	1,139,985
Performance Based RSU	11/09/12	—	—	—	18,865	37,730	56,595	—	—	—	1,239,808
Options	11/09/12	—	—	—	—	—	—	—	106,741	35.25	1,330,420
Short-Term Incentive Compensation (“STI”)	—	346,500	990,000	1,980,000	—	—	—	—	—	—	—
E.E. Cordeiro
Time Based RSU	11/09/12	—	—	—	—	—	—	8,510	—	—	299,978
Performance Based RSU	11/09/12	—	—	—	4,965	9,929	14,894	—	—	—	326,267
Options	11/09/12	—	—	—	—	—	—	—	28,089	35.25	350,101
STI	—	100,800	288,000	576,000	—	—	—	—	—	—	—
D.A. Miller
Time Based RSU	11/09/12	—	—	—	—	—	—	6,808	—	—	239,982
Performance Based RSU	11/09/12	—	—	—	3,972	7,943	11,915	—	—	—	261,007
Options	11/09/12	—	—	—	—	—	—	—	22,471	35.25	280,079
STI	—	82,950	237,000	474,000	—	—	—	—	—	—	—
B.A. Berube
Time Based RSU	11/09/12	—	—	—	—	—	—	5,957	—	—	209,984
Performance Based RSU	11/09/12	—	—	—	3,475	6,950	10,425	—	—	—	228,377
Options	11/09/12	—	—	—	—	—	—	—	19,662	35.25	245,067
STI	—	77,700	222,000	444,000	—	—	—	—	—	—	—
S.D. Keohane
Time Based RSU	11/09/12	—	—	—	—	—	—	6,382	—	—	224,966
Performance Based RSU	11/09/12	—	—	—	3,723	7,446	11,169	—	—	—	244,676
Options	11/09/12	—	—	—	—	—	—	—	21,067	35.25	262,580
STI	—	79,800	228,000	456,000	—	—	—	—	—	—	—

1.	The amounts in these columns represent award opportunities under our Short-Term Incentive Compensation Plan and assume that adjusted EBITDA, the financial metric for corporate performance for fiscal 2013 as described in the Compensation Discussion and Analysis section of this proxy statement, is achieved at the threshold, target and maximum level, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% of the overall short-term incentive compensation program, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual short-term incentive payments made for fiscal 2013 are included in the Summary Compensation Table on page 36 in the column “Non-Equity Incentive Plan Compensation.”
2.

The amounts in these columns represent performance-based restricted stock unit awards. The performance-based restricted stock unit awards vest three years after the date of grant, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. For fiscal 2013 awards, the two financial metrics used to measure corporate

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Executive Compensation (continued)

performance are adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “target” financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “threshold” financial performance each year, and the amount in the “Maximum” column reflects 150% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “maximum” financial performance each year.
3.	All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant.
4.	Reflects the fair value of time-based and performance-based restricted stock units and option awards on the grant date, calculated in accordance with FASB ASC Topic 718. The grant date fair value per unit of time-based and performance-based restricted stock units is equal to the closing price of Cabot common stock on the date of grant ($35.25), less a discount in the case of performance-based restricted stock units as these awards do not receive dividends or dividend equivalents until they vest. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. Time-based restricted stock units carry the right to receive dividends, if and when paid on our common stock. The grant date fair value for performance-based restricted stock units was calculated assuming that the target level of performance was achieved. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the value of these awards are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2013.

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Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
P. M. Prevost	270,000	—	16.90	5/6/2019	27,714		1,183,665	—	—
	151,000	—	23.15	11/12/2019	20,741		885,848	—	—
	55,537	37,025	34.64	11/11/2020	33,687		1,438,772	—	—
	33,391	77,911	32.95	11/10/2021	32,340		1,381,241	—	—
	—	106,741	35.25	11/8/2022	32,300	(2)	1,379,533	—	—
					16,716	(3)	713,940	6,551	279,793
					—	(4)	—	12,577	537,164
E. E. Cordeiro	33,500	—	23.15	11/12/2019	6,495		277,401	—	—
	13,016	8,678	34.64	11/11/2020	8,194		349,966	—	—
	8,122	18,951	32.95	11/10/2021	8,510		363,462	—	—
	—	28,089	35.25	11/8/2022	7,571	(2)	323,357	—	—
					4,066	(3)	173,659	1,594	68,080
					—	(4)	—	3,310	141,370
D.A. Miller	45,000	—	21.07	9/13/2019	6,495		277,401	—	—
	33,500	—	23.15	11/12/2019	7,283		311,057	—	—
	13,016	8,678	34.64	11/11/2020	6,808		290,770	—	—
	7,220	16,845	32.95	11/10/2021	7,571	(2)	323,357	—	—
	—	22,471	35.25	11/8/2022	3,614	(3)	154,354	1,416	60,477
					—	(4)	—	2,648	113,096
B. A. Berube	10,080	—	23.15	11/12/2019	4,763		203,428	—	—
	9,545	6,364	34.64	11/11/2020	5,918		252,758	—	—
	5,866	13,687	32.95	11/10/2021	5,957		254,423	—	—
	—	19,662	35.25	11/8/2022	5,552	(2)	237,126	—	—
					2,937	(3)	125,439	1,151	49,159
					—	(4)	—	2,317	98,959
S.D. Keohane	25,000	—	16.90	5/6/2019	4,763		203,428	—	—
	25,200	—	23.15	11/12/2019	6,828		291,624	—	—
	9,545	6,364	34.64	11/11/2020	6,382		272,575	—	—
	6,768	15,793	32.95	11/10/2021	5,552	(2)	237,126	—	—
	—	21,067	35.25	11/8/2022	3,388	(3)	144,701	1,328	56,719
					—	(4)	—	2,482	106,006

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Executive Compensation (continued)

1.	Options vest over a three year period as follows, assuming the named executive officer’s continued employment with Cabot through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.
2.	Reflects the portion of the fiscal 2011 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics for each of the three years within the three-year performance period of the award. These units vested on November 12, 2013, the third anniversary of the date of grant, and were settled on November 25, 2013, the date the Compensation Committee determined the achievement of adjusted EPS and adjusted ROIC metrics (the financial metrics used to measure corporate performance for the award) used to determine the number of performance-based restricted stock units earned during fiscal 2013.
3.	Reflects the portion of the fiscal 2012 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics for the first two years within the three-year performance period of the award. These units will vest on the third anniversary of the date of grant (November 11, 2014), assuming the named executive officer’s continued employment with Cabot through the vesting date.
4.	As we did not achieve our adjusted EPS and adjusted RONA metrics (the annual financial performance metrics for the fiscal 2013 performance-based restricted stock unit award) for the first year of the three-year performance period of the award, no shares were earned under this award for fiscal 2013.
5.	The value of shares of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2013 ($42.71) times the number of shares of unvested restricted stock units.
6.	The number of shares shown for each named executive officer’s performance-based restricted stock unit award is based on achieving the threshold financial performance metrics with respect to such award.

Option Exercises and Stock Vested Table

The following table shows the options exercised by each of our named executive officers and the restricted stock units that vested for each officer during fiscal 2013. The value of options realized on exercise is the difference between the market price of the shares at exercise and the exercise price, multiplied by the number of shares acquired on exercise. The value of stock realized on vesting is the product of the number of shares vested and the closing price of our common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
P.M. Prevost	—	—	92,386	3,345,297
E.E. Cordeiro	28,000	646,800	20,462	740,929
D.A. Miller	—	—	20,462	740,929
B.A. Berube	46,620	1,019,279	15,363	556,294
S.D. Keohane	25,000	641,410	15,363	556,294

Pension Benefits

The following narrative and table provide information on Cabot’s Cash Balance Plan and Supplemental Cash Balance Plan as of September 30, 2013, the defined benefit retirement plans in which Cabot’s named executive officers and other full-time U.S. salaried employees participate (excluding most of the employees who work in the Purification Solutions Segment, who until January 1, 2014 continued to have retirement benefits that were provided to them prior to our acquisition of Norit). The Cash Bal-

ance Plan was frozen effective December 31, 2013, and no further accruals will be made under that plan or the Supplemental Cash Balance Plan.

Cash Balance Plan

The Cash Balance Plan is a funded, tax-qualified defined benefit plan under which participants accrued benefits in the form of account balances, with a guaranteed rate of return and defined notional contributions (“pay-based credits”). Participants received annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after ten years of service, plus additional credits of 2% of earnings in excess of the Social Security wage base. Eligible compensation under the Cash Balance Plan included base salary and any short-term incentive bonus.

All balances in the accounts of participants during a calendar year are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants begin receiving benefit payments. For calendar year 2013, the interest rate was 0.18%. At retirement at any age or other termination of employment, participants eligible for benefits may receive their vested account balance in a lump sum payment or in a monthly pension having equivalent actuarial value.

Participants are 100% vested in Cabot’s contributions to their accounts after three years of employment with Cabot. As of September 30, 2013, all of the named executive officers were fully vested in their accrued account balances under the Cash Balance Plan.

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Executive Compensation (continued)

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified plan created to provide benefits to executive officers and other Cabot employees in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be used to annually accrue benefits under the tax-

qualified Cash Balance Plan. The Supplemental Cash Balance Plan is intended to provide eligible employees the same benefits that they would earn under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which he participated as of September 30, 2013, the last day of our most recent fiscal year, and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2013 financial statements. None of the named executive officers received a payment under these plans during fiscal 2013.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
P.M. Prevost	Cash Balance Plan Supplemental Cash Balance Plan	6 6	58,783 447,098
E.E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	15 15	141,332 186,871
D.A. Miller	Cash Balance Plan Supplemental Cash Balance Plan	4 4	40,384 71,592
B.A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	19 19	191,771 168,845
S.D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	11 11	103,319 99,975

1.	Credited service represents years of service with Cabot as of September 30, 2013, rounded to the nearest whole year.
2.	The following assumptions were used in the calculations:

Cash Balance Plan/ Supplemental Cash Balance Plan
Measurement Date	9/30/2013
Discount Rate (for present value calculation)	4.50%
Form of benefit	Lump sum
Retirement Date	Age 65

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Executive Compensation (continued)

Nonqualified Deferred Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of short-term incentive and sales incentive bonuses. All of our named executive officers are eligible to participate in the deferred compensation plan. Messrs. Prevost, Cordeiro and Miller contributed to the plan in calendar year 2013.

In any year, the deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. This earnings measure has been specified by the plan administrator. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded annually. The Moody’s rate under the plan for calendar year 2013 was 3.92%. Participants in the deferred compensation plan can elect to defer receipt of their eligible compensation for a period of at least three years or until they cease to be employees of Cabot (“retirement election”). For a retirement election, participants may elect to receive deferred amounts either in the form of a lump sum payment or, if a participant’s account balance is at least $50,000, installments over a period of three, five or ten years.

Retirement Savings Plan and Supplemental Retirement Savings Plan

The following narrative and table provide information as of September 30, 2013 on Cabot’s Retirement Savings Plan and Supplemental Retirement Savings Plan, the defined contribution plans in which Cabot’s named executive officers and other employees in the U.S. participate (with variations for employees covered by collective bargaining agreements and excluding most of the employees who work in the Purifications Solutions Segment, who until January 1, 2014 continued to have retirement benefits that were provided to them prior to our acquisition of Norit).

The Retirement Savings Plan is a tax qualified defined contribution plan that contains a 401(k) portion under which Cabot made a matching contribution of 75% of a participant’s contribution on up to 7.5% of the participant’s eligible compensation (including base salary and cash bonuses), making the maximum matching contribution an amount equal to 5.625% of a participant’s eligible compensation. This matching contribution was made in the form of Cabot stock. In addition, the plan contained an employee stock ownership plan (“ESOP”), which was 100% funded by Cabot. Under the ESOP, participants received contributions in the form of Cabot stock each quarter based on a pre-determined formula. The ESOP contemplated a minimum and maximum contribution percentage of total eligible pay of 4% and 8%, respectively. The actual amount of the contribution in any given quarter varied, depending primarily on our stock price. The ESOP expired by its terms on December 31, 2013 and no further ESOP allocations will be made.

The Supplemental Retirement Savings Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made in the Retirement Savings Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental Retirement Savings Plan are at the same percentage of pay that would have been made to the Retirement Savings Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental Retirement Savings Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made with shares of Cabot common stock, with the exception of those for certain grandfathered accounts, which are made in cash. None of our named executive officers have grandfathered accounts.

Under both the Retirement Savings Plan and Supplemental Retirement Savings Plan, participants were 20% vested in Cabot’s contributions or credits to their accounts after two years of employment with Cabot, 40% vested after three years, 60% vested after four years and 100% vested after five years.

On December 31, 2013, Cabot froze its Cash Balance Plan and the ESOP expired by it terms. Effective January 1, 2014, Cabot amended its Retirement Savings Plan and renamed it the Cabot 401(k) Plan. In connection with these changes, Cabot increased the matching contribution under the 401(k) Plan to 6% of a participant’s eligible compensation (including base salary and cash bonuses) and introduced a Company-funded retirement contribution equal to 4% of a participant’s eligible compensation, each

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Executive Compensation (continued)

to be allocated to the participant’s account in accordance with his or her investment elections. In addition, Cabot amended the vesting schedule for the plan such that matching contributions immediately vest and the retirement contribution vests after a participant is employed with Cabot for two years.

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental Retirement Savings Plan (“Supplemental RSP”) for all of our named executive officers and with respect to the Deferred Compensation Plan for Messrs. Prevost, Cordeiro, Miller and Berube.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
P.M. Prevost Deferred Compensation Plan Supplemental RSP	746,000 —	— 166,298	151,708 192,443	4,114,939 1,379,402
E.E. Cordeiro Deferred Compensation Plan Supplemental RSP	109,000 —	— 56,089	30,790 79,926	823,649 568,732
D.A. Miller Deferred Compensation Plan Supplemental RSP	71,500 —	— 35,220	21,544 26,983	575,013 214,665
B.A. Berube Deferred Compensation Plan Supplemental RSP	— —	— 35,643	17,704 80,968	456,605 553,585
S.D. Keohane Supplemental RSP	—	39,089	49,488	362,008
1.	The amounts contributed by Messrs. Prevost, Cordeiro and Miller represent the deferral of 100%, 50% and 50%, respectively, of short-term incentive compensation earned with respect to fiscal 2013 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36.

2.	These amounts represent credits by Cabot accrued under the Supplemental RSP and are reported in the Summary Compensation Table on page 36 under the heading “All Other Compensation.” No Company credits are provided to the named executive officers under the Deferred Compensation Plan.
3.	For the Deferred Compensation Plan, earnings represent the value credited based on the Moody’s interest rate for the year. For the Supplemental RSP, earnings represent the value of dividends earned and investment gains or losses as if the amounts had been invested in Cabot common stock.

4.	The aggregate balance for our Deferred Compensation Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment or a change in control occurred on September 30, 2013, follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and include sixteen of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Mr. Prevost is entitled to a lump sum payment

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Executive Compensation (continued)

equal to three times the sum of his base salary plus bonus and continued health and welfare benefits for a period of three years (i.e., medical, dental and prescription drug benefits; long-term disability coverage; and life insurance and other death benefits coverage). The other named executive officers are entitled to a lump sum payment equal to two times the sum of their base salary plus bonus and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, a participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the officer’s employment termination date. The bonus is calculated at the greater of (i) the officer’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the officer’s employment is terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, Retirement Savings Plan and Supplemental Retirement Savings Plan immediately vest and become payable upon a change in control of Cabot.

Under the terms of our equity incentive plans, different provisions apply to awards granted before March 8, 2012 and awards granted on or after March 8, 2012. For awards granted before March 8, 2012, unvested restricted stock, unvested restricted stock units and stock options held by a participant (including the named executive officers)

immediately vest upon a change in control of Cabot (commonly referred to as “single trigger” vesting). In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the change in control and the number of unbanked units assuming target performance is achieved.

For awards granted on or after March 8, 2012, upon a merger or a transaction involving the sale of Cabot or all or substantially all of its assets, the Compensation Committee, as administrator of our equity incentive plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of a new award in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. For awards granted after March 8, 2012, the Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years of the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including the named executive officers, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and occurs one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long term disability plan, (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service; and (iii) until January 1, 2014, continued accruals in the retirement plans in accordance with the terms of those plans if the employee has completed five years of service. We have not included a value for these benefits in the table on page 47 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried employees. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, Retirement Savings Plan and Supplemental Retirement Savings Plan immediately vest and become payable upon termination of employment by reason of death or disability.

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Executive Compensation (continued)

Under the terms of Cabot’s equity incentive plans, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options, unvested restricted stock units and restricted stock would immediately vest. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the termination of employment.

We provide the named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death.

Termination of Employment Upon Retirement

Upon retirement, participants (including the named executive officers) are entitled to receive benefits payable under our Cash Balance Plan and Supplemental Cash Balance Plan and a distribution of balances under our Retirement Savings Plan and Supplemental Retirement Savings Plan. As of the last business day of fiscal 2013, none of our named executive officers met the eligibility criteria for retirement or early retirement, as applicable, under these plans.

Under our current arrangements, a named executive officer may also be eligible to receive retiree welfare benefits provided to comparably situated employees. These retiree welfare benefits are not included in the table on page 47 because these benefit plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried employees.

Termination for Cause or Voluntarily Without Good Reason

As described above, a named executive officer would not receive severance payments under the terms of the Severance Plan if his employment is terminated for cause or if he terminates his employment without good reason. He also would not receive benefits under the terms of our Supplemental Retirement Savings Plan or Supplemental Cash Balance Plan.

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Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on September 30, 2013, or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Supplemental Retirement Savings Plan Benefits(5)($)	Total($)(6)
P.M. Prevost
Death	—	8,838,491	32,744	2,970,000	—	11,841,235
Disability	—	8,838,491	32,744	—	—	8,871,235
Voluntary Termination/Involuntary Termination (without cause)	—	—	32,744	—	—	32,744
Involuntary Termination (for cause)	—	—	3,805	—	—	3,805
Termination if Change in Control	7,770,000	10,472,362	32,744	193,624	—	18,468,730
Change in Control	—	7,220,505	32,744	—	—	7,253,249
E.E. Cordeiro
Death	—	1,952,383	60,674	1,440,000	—	3,453,057
Disability	—	1,952,383	60,674	—	—	2,013,057
Voluntary Termination/Involuntary Termination (without cause)	—	—	60,674	—	—	60,674
Involuntary Termination (for cause)	—	—	26,128	—	—	26,128
Termination if Change in Control	1,868,000	2,371,197	60,674	111,381	—	4,411,252
Change in Control	—	1,515,493	60,674	—	—	1,576,167
D.A. Miller
Death	—	1,759,012	11,599	1,185,000	85,866	3,041,477
Disability	—	1,759,012	11,599	—	85,866	1,856,477
Voluntary Termination/Involuntary Termination (without cause)	—	—	11,599	—	—	11,599
Involuntary Termination (for cause)	—	—	4,183	—	—	4,183
Termination if Change in Control	1,590,000	2,106,116	11,599	98,208	85,866	3,891,789
Change in Control	—	1,421,563	11,599	—	85,866	1,519,028
B.A. Berube
Death	—	1,404,795	47,519	1,110,000	—	2,562,314
Disability	—	1,404,795	47,519	—	—	1,452,314
Voluntary Termination/Involuntary Termination (without cause)	—	—	47,519	—	—	47,519
Involuntary Termination (for cause)	—	—	25,270	—	—	25,270
Termination if Change in Control	1,470,000	1,700,989	47,519	94,332	—	3,312,840
Change in Control	—	1,101,969	47,519	—	—	1,149,488
S.D. Keohane
Death	—	1,512,111	37,957	1,140,000	—	2,690,068
Disability	—	1,512,111	37,957	—	—	1,550,068
Voluntary Termination/Involuntary Termination (without cause)	—	—	37,957	—	—	37,957
Involuntary Termination (for cause)	—	—	19,291	—	—	19,291
Termination if Change in Control	1,506,000	1,837,519	37,957	95,883	—	3,477,359
Change in Control	—	1,195,771	37,957	—	—	1,233,728

1.

For Mr. Prevost, severance pay is equal to three times the sum of (x) base pay and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2013 or (ii) his target bonus under our short-term incentive program for the fiscal year. For each of our other named executive

CABOT CORPORATION    47

2014 PROXY STATEMENT

Executive Compensation (continued)

officers, severance pay is equal to two times the sum of (x) base pay and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2013 or (ii) his target bonus under our short-term incentive program for the fiscal year.
2.	For all of our named executive officers, the amounts for accelerated unvested equity include the value of unvested restricted stock units and options, except in the case of a change in control which excludes the value of unvested restricted stock units and options granted after March 8, 2012. In the case of performance-based restricted stock units, the total number of units is the sum of the units that have been earned or “banked” based upon performance as of September 30, 2013 and, other than in the event of death or disability, the number of unbanked units assuming target performance is achieved. The value of unvested restricted stock units was calculated by multiplying the closing market price of our common stock on September 30, 2013 ($42.71) times the number of shares of unvested restricted stock units. The value of unvested options was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2013 and the option exercise price.
3.	For all scenarios other than terminations for cause, the amounts in this column represent the amounts that would be payable under the Cash Balance Plan and Supplemental Cash Balance Plan as of September 30, 2013 in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table on page 42. These amounts are not included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2013, all of our named executive officers were fully vested in their accrued account balances under the Cash Balance Plan and the Supplemental Cash Balance Plan. No benefits are payable under the Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.
4.	Continued perquisites and benefits include only those benefits provided to named executive officers that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Prevost and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary.
5.	Reflects only unvested accrued account balances, if any, under the Supplemental Retirement Savings Plan, which immediately vest upon termination of employment by reason of death or disability or upon a change in control of Cabot. The vested account balances for each named executive officer under the plan, which are included in the aggregate balance at fiscal year end reflected in the “Nonqualified Deferred Compensation Table” on page 44, would also be paid to the participants upon termination by reason of death or disability or following a change in control.
6.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 45, which could reduce the amount of the payment.

48    CABOT CORPORATION

2014 PROXY STATEMENT

Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 21-48 of this proxy statement (commonly referred to as “say-on-pay”).

The compensation we paid to our named executive officers for fiscal year 2013 appropriately aligned executive pay and our performance. During fiscal 2013, our named executive officers continued to provide outstanding leadership in the execution of our strategic goals, and we continued to strengthen our global leadership position in specialty chemicals and performance materials. Our important accomplishments are highlighted in the Executive Summary of our Compensation Discussion and Analysis. Despite our achievements, our financial performance for the year fell short of the aggressive earnings growth objectives that were established for our short-term incentive and long-term incentive programs and the payouts made under these programs reflect this performance. Under our short-term incentive plan, the portion of the payment based on the level of achievement of adjusted EBITDA was 52% of the target award. Under our long-term incentive award, on the basis of our level of achievement of adjusted EPS, adjusted ROIC and adjusted RONA, our three outstanding cycles of performance-based restricted stock units (2011, 2012 and 2013 awards) earned payouts at 49%, 34% and 0% of the target award.

The types of performance goals that we use for our executive compensation programs are the same as the ones we use when setting our business plan and the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our shareholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our shareholders over time as reflected in long-term total shareholder returns.

For these reasons, the Board is asking stockholders to support this proposal.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our shareholders. We will continue to reach out to our shareholders on these and other important issues and we encourage our shareholders to contact us. Shareholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

CABOT CORPORATION    49

2014 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 17, 2014 (unless otherwise indicated) by each person known by Cabot to own beneficially more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
FMR LLC	6,486,259	(3)	10.1%
245 Summer Street
Boston, MA
State Street Corporation	4,132,368	(4)	6.4%
One Lincoln Street
Boston, MA
BlackRock, Inc.	4,411,041	(5)	6.9%
40 East 52nd Street
New York, NY
The Vanguard Group, Inc.	3,295,261	(6)	5.1%
100 Vanguard Blvd.
Malvern, PA
Directors and Executive Officers
Brian A. Berube	61,555	(7)	*
John S. Clarkeson	32,707	(8)	*
Eduardo E. Cordeiro	80,757	(9)	*
Juan Enriquez	21,807	(10)	*
Gautam S. Kaji	23,619		*
Sean D. Keohane	86,575	(11)	*
William C. Kirby	4,121	(12)	*
Roderick C.G. MacLeod	74,482	(13)	*
Henry F. McCance	19,707	(14)	*
John K. McGillicuddy	13,040	(15)	*
David A. Miller	145,950	(16)	*
John F. O’Brien	43,307		*
Patrick M. Prevost	735,168	(17)	1.1%
Sue H. Rataj	6,167		*
Ronaldo H. Schmitz	30,707	(18)	*
Lydia W. Thomas	33,107		*
Mark S. Wrighton	34,407	(19)	*
Directors and executive officers as a group (17 persons)	1,447,183	(20)	2.2%

*	Less than one percent.
1.	For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustees of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.
2.	The calculation of percentage of ownership of each listed beneficial owner is based on 64,374,176 shares of Cabot common stock, which represents the number of shares outstanding on January 17, 2014, plus any shares that such individual or entity has the right to acquire within 60 days of January 17, 2014.
3.

Based on a Schedule 13G filed with the SEC on December 10, 2013 by FMR LLC (“FMR”). The Schedule 13G reports that FMR has sole voting power with respect to 357,773 shares and sole dispositive power with respect to 6,486,259 shares. The Schedule 13G also reports the following with respect to certain wholly-owned subsidiaries of FMR:

50    CABOT CORPORATION

2014 PROXY STATEMENT

Fidelity Management & Research Company is the beneficial owner of 4,340,273 shares, Fidelity SelectCo, LLC is the beneficial owner of 1,788,213 shares and Pyramis Global Advisors Trust is the beneficial owner of 357,773 shares.
4.	Based on a Schedule 13G filed with the SEC on February 12, 2013 by State Street Corporation. The Schedule 13G reports that State Street Corporation has shared voting and dispositive power with respect to 4,132,368 shares. State Street Bank and Trust Company, acting in various fiduciary capacities (“State Street”), represents that it has shared voting and dispositive power with respect to 3,994,585 shares.
5.	Based on a Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect to 4,046,482 shares and sole dispositive power with respect to 4,411,041 shares.
6.	Based on a Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group, Inc. The Schedule 13G reports that The Vanguard Group, Inc. has sole voting power with respect to 43,081 shares, sole dispositive power with respect to 3,255,080 shares and shared dispositive power with respect to 40,181 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,181 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,900 shares as a result of its serving as investment manager of Australian investment offerings.
7.	Includes 38,620 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 17, 2014 upon the exercise of stock options.
8.	Includes 12,000 shares the receipt of which Mr. Clarkeson has deferred under applicable Cabot deferred compensation plans. Mr. Clarkeson has shared voting and investment power for 2,000 shares.
9.	Includes 46,365 shares of common stock that Mr. Cordeiro has the right to acquire within 60 days of January 17, 2014 upon the exercise of stock options.
10.	Includes 19,707 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power for 2,100 shares.
11.	Includes 60,966 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 17, 2014 upon the exercise of stock options.
12.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
13.	Includes 6,675 shares held by Mr. MacLeod’s wife, who retains sole voting control over the shares. Mr. MacLeod disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
14.	Mr. McCance has deferred receipt of these shares under applicable Cabot deferred compensation plans.
15.	Includes 12,207 shares the receipt of which Mr. McGillicuddy has deferred under applicable Cabot deferred compensation plans.
16.	Includes 121,374 shares of common stock that Mr. Miller has the right to acquire within 60 days of January 17, 2014 upon the exercise of stock options.
17.	Includes 582,365 shares of common stock that Mr. Prevost has the right to acquire within 60 days of January 17, 2014 upon the exercise of stock options.
18.	Includes 21,707 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.
19.	Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
20.	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 39,854 shares of common stock held by trustees for Cabot’s 401(k) Plan for the benefit of Cabot’s named executive officers.

CABOT CORPORATION    51

2014 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of seven non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. The Board has determined that Mr. Kaji, Mr. MacLeod, Mr. McGillicuddy, Ms. Rataj and Dr. Thomas are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “The Board of Directors and its Committees — Audit Committee” on page 4. One of the Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal 2013.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2013.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Deloitte & Touche LLP (“D&T”) Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2013, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from D&T required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with D&T its independence from Cabot. In addition, the Audit Committee discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in

Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for filing with the SEC.

John K. McGillicuddy (Chair) Juan Enriquez Gautam S. Kaji William C. Kirby	Roderick C.G. MacLeod Sue H. Rataj Lydia W. Thomas

Audit Fees

D&T was Cabot’s independent registered public accounting firm for fiscal 2013 and 2012. Fees for professional services rendered by D&T for fiscal 2013 and 2012 were as follows:

	Fiscal 2013	Fiscal 2012
Audit Fees	$4,814,000	$6,077,000
Audit-Related Fees	$363,000	$1,203,000
Tax Fees	$369,000	$274,000
All Other Fees	$0	$494,000

The audit services for each of fiscal 2013 and 2012 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for each of fiscal 2013 and 2012 consisted primarily of fees for: (i) audits of employee pension and other benefit plans; (ii) certain agreed upon procedures performed and related to regulatory compliance matters; and (iii) due diligence matters.

For fiscal 2013 and 2012, tax services consisted primarily of fees for tax compliance and preparation services and tax advisory services.

For fiscal 2012, other fees consisted primarily of fees for advisory services related to acquisition integration activities.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting

52    CABOT CORPORATION

2014 PROXY STATEMENT

Audit Committee Matters (continued)

firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2013 and 2012 were pre-approved by the Audit Committee or Committee Chair.

CABOT CORPORATION    53

2014 PROXY STATEMENT

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2014. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2014 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2014.

54    CABOT CORPORATION

2014 PROXY STATEMENT

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2013.

Future Stockholder Proposals

Any stockholder proposal intended for inclusion in Cabot’s proxy statement for the 2015 Annual Meeting of Stockholders must be received by Cabot at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by October 1, 2014 and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2015 Annual Meeting of Stockholders without including it in Cabot’s proxy statement, such stockholder must comply with the advance notice provisions of Cabot’s By-Laws. Those provisions require that Cabot receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 14, 2014, and not later than January 13, 2015.

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on

Form 10-K, including the financial statements and schedules, for fiscal 2013. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies at a fee estimated not to exceed $14,000.

Miscellaneous

Management does not know of any matters to be presented at the 2014 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2014 Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 28, 2014

CABOT CORPORATION    55

2014 PROXY STATEMENT

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A section of this proxy statement includes a discussion of our adjusted EPS, adjusted EBITDA, adjusted ROIC and adjusted RONA.

Adjusted EPS

Adjusted EPS (earnings per share) is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of our ongoing performance. For 2013, the certain items were primarily for global restructuring activities, acquisition and integration-related charges, and certain tax matters.

A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, is set forth below.

(per share)	2009	2010	2011	2012	2013
Net income (loss) per diluted common share attributable to Cabot Corporation	$(1.25)	$2.35	$3.57	$5.99	$2.36
Less: Net income (loss) per diluted common share from discontinued operations	$(0.04)	$0.41	$0.80	$3.16	$0.04
Net income (loss) per diluted common share from continuing operations	$(1.21)	$1.94	$2.77	$2.83	$2.32
Less: Certain items per share	$(1.06)	$(0.46)	$0.34	$(0.49)	$(0.59)
Adjusted earnings per share	$(0.15)	$2.40	$2.43	$3.32	$2.91

Adjusted EBITDA*

A calculation of adjusted EBITDA (earnings before interest, tax, depreciation and amortization) is set forth below.

(dollars in millions)	2009	2010	2011	2012	2013
Total Segment EBIT**	$61	$314	$354	$409	$384
Less: adjustments to depreciation	$36	$11	$1	$4	$(4)
Plus: unallocated corporate costs	$(36)	$(48)	$(53)	$(56)	$(49)
Plus: depreciation and amortization	$169	$143	$142	$154	$190
Adjusted EBITDA	$158	$398	$442	$503	$529

*	excludes financial results of the Supermetals Business, which we divested in January 2012
**	Total Segment EBIT (earnings before interest and tax) includes equity in net income of affiliated companies, net of tax, the full operating results of a contractual joint venture in Purification Solutions, royalties paid by equity affiliates and net income attributable to noncontrolling interests, net of tax, but excludes certain items, interest expense, foreign currency transaction gains and losses, interest income, dividend income, unearned revenue, the effects of LIFO accounting for inventory, and unallocated general and corporate costs. A reconciliation of Total Segment EBIT to income from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in our Form 10-K.

Adjusted ROIC

In calculating adjusted ROIC (return on invested capital), we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after tax impact of noncontrolling interest in net income, net interest expense, and certain items) by the most recent four quarters’ average of Cabot Corporation stockholders’ equity plus noncontrolling interest’s equity and debt, less cash and cash equivalents and the four quarter rolling impact of after tax certain items. ROIC is not a measure of financial performance under GAAP and may not be defined and calculated by other companies in the same manner we calculate ROIC.

Adjusted RONA

In calculating adjusted RONA (return on net assets), we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after tax impact of noncontrolling interest in net income and certain items) by the most recent five quarters’ average of Cabot Corporation operating net assets. Operating net assets are defined as accounts receivable plus inventory plus net property, plant and equipment plus assets held for rent plus affiliate investment less accounts payable and accruals.

CABOT CORPORATION    A-1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 13, 2014.

Vote by Internet • Go to www.investorvote.com/CABT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Juan Enriquez*	☐	☐	☐	02 - William C. Kirby*	☐	☐	☐	03 -Henry F. McCance*	☐	☐	☐

04 - Patrick M. Prevost*	☐	☐	☐	* Each to be elected to the class of Directors whose term expires in 2017.

	For	Against	Abstain		For	Against	Abstain
2. To approve, in an advisory vote, Cabot’s executive compensation.	☐	☐	☐	3. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2014.	☐	☐	☐
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 13, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen Abrams, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 13, 2014 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

January 28, 2014

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 13, 2014. Through your participation in the Cabot Corporation 401(k) Plan (“401(k) Plan”), the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employees’ Stock Purchase Plan (“ESPP”) and/or the Cabot Employee Stock Purchase Plan, you are the beneficial owner of Cabot Common Stock and have the right to vote or to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card. Your vote is important for two reasons. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, the Trustees of the 401(k) Plan or ESPP will vote shares for which no instructions are received from other plan participants in the same proportion as the shares for which the Trustees have received timely instructions from others who do vote. If you hold shares through the 401(k) Plan or the ESPP and do not vote, the plan Trustees will vote your shares (along with all other shares in the relevant plan for which votes are not cast) in the same proportion as those shares for which directions are received from other participants in the plans.

The Trustees of each Plan will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, Computershare, before March 10, 2014 in the enclosed postage-paid envelope. If you prefer, you may vote your shares by telephone or the Internet, as explained on the proxy card, until 1:00 a.m., Eastern Time, on March 11, 2014.

Sincerely,

PATRICK M. PREVOST
President and Chief Executive Officer